                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      AMERIGON INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                             AMERIGON INCORPORATED
                             5462 IRWINDALE AVENUE
                              IRWINDALE, CA 90041

                            ------------------------

                            NOTICE OF ANNUAL MEETING

                             ---------------------

Dear Shareholder:

    On Wednesday, May 26, 1999, Amerigon Incorporated ("Amerigon") will hold its 1999 Annual Meeting of Shareholders at Amerigon's headquarters at 5462 Irwindale Avenue, Irwindale, California 91706-2058. The meeting will begin at 10:00 a.m.

    Only shareholders who owned stock at the close of business on April 9, 1999 can vote at this meeting or any adjournments that may take place. At the meeting the shareholders will be asked to:

    1.  Elect five directors to the Board of Directors;

    2. Approve a $9 million financing transaction as contemplated by the Securities Purchase Agreement, dated as of March 29, 1999, including the issuance to two investors of 9,000 shares of Amerigon Series A Convertible Preferred Stock and contingent warrants to purchase additional shares of Amerigon common stock and related matters;

    3. Approve the exchange of Amerigon's shares of AEVT Incorporated (a subsidiary of Amerigon formed to engage solely in electric vehicle development) for the surrender of all shares of Amerigon's Class B Common Stock held by Dr. Lon Bell, the Chairman of the Board of Directors and Chief Executive Officer of Amerigon, pursuant to the Share Exchange Agreement, dated as of March 29, 1999; and

    4.  Attend to other business properly presented at the meeting.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

    A copy of Amerigon's Annual Report for 1998 is being mailed with this proxy statement. The approximate date of mailing for this proxy statement and card(s) is April 23, 1999.

    We hope that you like the new format of our Proxy Statement. We welcome your comments.

                                          By order of the Board of Directors,

                                          /s/ RICHARD A. WEISBART

                                          President and Chief Operating Officer

April 21, 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS......................................................................................           1

PROPOSALS YOU MAY VOTE ON..................................................................................           4

1. ELECTION OF DIRECTORS...................................................................................           4

2. APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE SECURITIES PURCHASE AGREEMENT, INCLUDING (A) THE
   ISSUANCE OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK AND CONTINGENT WARRANTS AND (B) THE
   INVESTORS' RIGHTS AGREEMENT.............................................................................           4

3. APPROVAL OF THE EXCHANGE OF AMERIGON'S SHARES IN ITS ELECTRIC VEHICLE SUBSIDIARY FOR THE SHARES OF CLASS
   B COMMON STOCK HELD BY DR. LON BELL PURSUANT TO THE SHARE EXCHANGE AGREEMENT............................           5

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON...................................................           6

NOMINEES FOR THE BOARD OF DIRECTORS........................................................................           7

APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE SECURITIES PURCHASE AGREEMENT, INCLUDING (A) THE ISSUANCE
  OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK AND CONTINGENT WARRANTS AND (B) THE INVESTORS' RIGHTS
  AGREEMENT................................................................................................           9

Summary....................................................................................................           9

General....................................................................................................          10

Background to the Financing Transaction....................................................................          10

Certain Rights, Privileges and Preferences of the Series A Convertible Preferred Stock.....................          11

Certain Terms of the Securities Purchase Agreement.........................................................          12

Certain Terms of the Investors' Rights Agreement...........................................................          14

Certain Rights and Privileges of the Contingent Warrants...................................................          16

Reasons for the Financing Transaction......................................................................          16

Recommendation of the Board of Directors...................................................................          17

APPROVAL OF THE EXCHANGE OF AMERIGON'S SHARES IN ITS ELECTRIC VEHICLE SUBSIDIARY PURSUANT TO THE SHARE
  EXCHANGE AGREEMNT
  (Item 3 on the Proxy Card)...............................................................................          18

Summary....................................................................................................          18

General....................................................................................................          18

Background to the Exchange.................................................................................          19

Reasons for the Exchange...................................................................................          20

Recommendation of the Board of Directors...................................................................          22

STATEMENT ON CORPORATE GOVERNANCE..........................................................................          22

DIRECTORS' COMPENSATION....................................................................................          23

STOCK PERFORMANCE GRAPH....................................................................................          23

OWNERSHIP OF AMERIGON STOCK BY DIRECTORS, OFFICERS, AND CERTAIN OTHERS.....................................          24

                                       i
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
                                                                                                                PAGE
                                                                                                                -----
CHANGE OF CONTROL..........................................................................................          25

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.............................................          26

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION................................................          28

EXECUTIVE COMPENSATION, PENSION PLANS & OTHER ARRANGEMENTS.................................................          28

OPTION GRANTS IN LAST FISCAL YEAR..........................................................................          30

AGGREGATE OPTION EXERCISES AND YEAR-END VALUES.............................................................          30

CERTAIN TRANSACTIONS.......................................................................................          31

INDEPENDENT ACCOUNTANTS....................................................................................          31

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................................................          31

OTHER MATTERS..............................................................................................          32

WHERE YOU CAN FIND MORE INFORMATION........................................................................          32

                             QUESTIONS AND ANSWERS

   1.         Q:      WHAT MAY I VOTE ON?

           A:         You are being asked to vote on the following three matters:

                      (1) The election of nominees to serve on the Board of Directors.

                      (2) The approval of a $9 million financing transaction contemplated by the
                      Securities Purchase Agreement, dated as of March 29, 1999 (the "Financing
                      Transaction") among Amerigon, Westar Capital II LLC and Big Beaver Investments LLC
                      (collectively, the "Investors"), which will permit Amerigon to continue operations. The Financing Transaction involves the issuance of 9,000 shares of
                      Series A Convertible Preferred Stock and contingent warrants to purchase additional shares of common stock to the Investors.

                      (3) The approval of the exchange of Amerigon's shares of AEVT Incorporated (a subsidiary of Amerigon formed to engage solely in electric vehicle development)
                      for all shares of Amerigon's Class B Common Stock which will be held by Dr. Lon
                      Bell, the Chairman of the Board of Directors and Chief Executive Officer of
                      Amerigon, pursuant to a Share Exchange Agreement, dated as of March 29, 1999, between Amerigon and Dr. Bell.

                      These three matters are summarized beginning on page 4, below, and discussed more fully beginning on page 7, below.

       2.  Q:         HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

           A:         The Board recommends a vote FOR each of the nominees, FOR the approval of the
                      Financing Transaction and FOR the approval of the exchange of the shares of AEVT held by Amerigon for the shares of Class B Common Stock held by Dr. Bell.

       3.  Q:         WHO IS ENTITLED TO VOTE?

           A:         Shareholders as of the close of business on April 9, 1999 (the Record Date) are entitled to vote at the Annual Meeting.

       4.  Q:         HOW DO I VOTE?

           A:         Sign and date each proxy card you receive and return it in the prepaid envelope.
                      You have the right to revoke your proxy at any time before the meeting by:

                      (1) notifying the President of Amerigon in writing;

                      (2) voting in person; or

                      (3) returning a later-dated proxy card.

       5.  Q:         WHO WILL COUNT THE VOTE?

           A:         Representatives of U.S. Stock Transfer Corporation will count the votes and act as the inspector of election.

       6.  Q:         IS MY VOTE CONFIDENTIAL?

           A:         Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to U.S. Stock Transfer Corporation, and handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit U.S. Stock Transfer Corporation to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances such as a proxy contest in opposition to the Board.

       7.  Q:         WHAT SHARES ARE INCLUDED ON THE PROXY CARD(S)?

           A:         The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

       8.  Q:         WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

           A:         If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, U.S. Stock Transfer Corporation, at 1745 Gardena
                      Avenue, Suite 200, Glendale, California 91204.

       9.  Q:         HOW MANY SHARES CAN VOTE?

           A:         As of the Record Date, 2,510,088 shares of Class A Common Stock were issued and outstanding. Every shareholder of Class A Common Stock is entitled to one vote for each share held.

      10.  Q:         WHAT IS A "QUORUM"?

           A:         A "quorum" is a majority of the outstanding shares entitled to vote. They may be present or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called "broker non-votes." Abstentions will be counted as present for quorum purposes.

      11.  Q:         WHAT IS REQUIRED TO APPROVE EACH PROPOSAL?

           A:         (1) For the election of directors, once a quorum has been established, the five candidates for director who receive the most votes will become directors of
                      Amerigon.

                      (2) To approve the Financing Transaction, once a quorum has been established, a majority of the shares voting at the meeting, either in person or by proxy, must be voted in favor of the transaction.

                      (3) To approve the exchange of shares of AEVT for the surrender of Amerigon's
                      Class B Shares, once a quorum has been established, a majority of the shares voting at the meeting, either in person or by proxy, must be voted in favor of the transaction. (Dr. Bell will not vote on this matter.)

                      If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

      12.  Q:         CAN I CUMULATE MY VOTES FOR DIRECTORS?

           A:         You cannot cumulate votes (i.e., cast a number of votes greater than the number of your shares) for directors unless (1) the nominee's or nominees' names were placed in nomination prior to the election and (2) you gave us notice prior to the commencement of voting of your intention to cumulate votes. As of the date of this proxy statement, Amerigon has not received this notice from any shareholders. If you decide to cumulate your votes, and you give us notice of your decision in time, you will be entitled to cast a number of votes equal to the number of shares you hold multiplied by five (the number of directors to be elected). You may then decide to cast these votes for a single nominee or to distribute your votes among two or more nominees. Your proxy will permit Richard A. Weisbart, the President and Chief Operating Officer of Amerigon, and James L. Mertes, Vice President of
                      Quality and Operations, to cumulate votes if any shareholder decides to cumulate votes.

      13.  Q:         HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

           A:         Although we do not know of any business to be considered at the 1999 Annual
                      Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to Richard A. Weisbart, the President and Chief Operating Officer of
                      Amerigon, and James L. Mertes, Vice President of Quality and Operations, to vote on such matters at their discretion.

      14.  Q:         WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING DUE?

           A:         All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted IN WRITING to Richard A. Weisbart, President, Amerigon
                      Incorporated, 5462 Irwindale Avenue, Irwindale, California 91706 by December 24,
                      1999. Any proposal received after this date will be considered untimely. Until further notice, a shareholder proposal (other than in respect of a nominee for election to the Board of Directors) to be presented at the next annual meeting of shareholders but not submitted for inclusion in the proxy statement pursuant to
                      Rule 14a-8 will be considered untimely under the SEC's proxy rules if received after March 9, 2000. Each proposal must comply with the Securities and Exchange
                      Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      15.  Q:         HOW MUCH DID THIS PROXY SOLICITATION COST?

           A:         U.S. Stock Transfer Corporation was hired to assist in the distribution of proxy materials and solicitation of votes for $3,600, plus estimated out-of-pocket expenses of $500. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

                           PROPOSALS YOU MAY VOTE ON

   1.      ELECTION OF DIRECTORS

           There are five nominees for election this year. (The size of the Board of Directors was reduced to five following the death of Mr. A. Stephens Hutchcraft last year.)
           Detailed information on each nominee is provided beginning on page 7, below.

           All directors are elected annually and normally serve a one-year term until the next
           Annual Meeting. However, if the Financing Transaction is consummated (see Proposal 2, below), the size of the Board of Directors will be increased to seven, effective as of the closing of these transactions, and all members of the Board of Directors, including the nominees recommended by this proxy statement, other than John Clark, Lon
           Bell and Richard Weisbart, will resign, effective as of the closing. The remaining directors will appoint four individuals to fill the four open director positions. If the Financing Transaction is not consummated, the elected directors will serve out their one-year term. If any of the nominees become unavailable to stand for re-election at the Annual Meeting, the Board will designate a substitute. Proxies voting on the original nominee will be cast for the substitute.

           YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS.

2.         APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE SECURITIES PURCHASE AGREEMENT,
           INCLUDING (A) THE ISSUANCE OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK AND
           CONTINGENT WARRANTS AND (B) THE INVESTORS' RIGHTS AGREEMENT.

           Under the terms of the Securities Purchase Agreement, dated as of March 29, 1999, among Amerigon and the Investors, following shareholder approval and the satisfaction or waiver of other conditions to closing, the Financing Transaction will be consummated by Amerigon issuing 4,500 shares of Series A Convertible Preferred Stock to Westar Capital II LLC, 4,500 shares of Series A Convertible Preferred Stock to Big
           Beaver Investments LLC (Westar and Big Beaver are called the "Investors"), and contingent warrants enabling the Investors to purchase up to 579,692 shares of Class A
           Common Stock under certain circumstances (the "Contingent Warrants") as described more fully on page 12, below. In addition, at the closing, Amerigon and the Investors will enter into the Investors' Rights Agreement granting the Investors preferential rights to provide future financing to Amerigon and both demand and piggyback registration rights. Gross proceeds of the Financing Transaction will be $9,001,000, which will be reduced by the costs of the Financing Transaction (estimated at approximately
           $900,000). The net proceeds of the Financing Transaction will be used to repay the bridge loan provided by an affiliates of the Investors and to continue the operations of Amerigon. The net proceeds will be sufficient to fund Amerigon's operations for less than the next twelve months.

           Descriptions of (1) the rights and privileges of the Series A Convertible Preferred
           Stock, as set forth in the Certificate of Determination, (2) the Securities Purchase
           Agreement, setting forth the conditions for the financing transaction, (3) the
           Investors' Rights Agreement and (4) the Contingent Warrants, which will grant the
           Investors certain rights to purchase shares of Class A Common Stock, are contained in the Section called "APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE SECURITIES
           PURCHASE AGREEMENT, INCLUDING (A) THE ISSUANCE OF SHARES OF SERIES A CONVERTIBLE
           PREFERRED STOCK AND CONTINGENT WARRANTS AND (B) THE INVESTORS' RIGHTS AGREEMENT,"
           beginning on page 9, below, and the full text of these documents are attached to this proxy statement as appendices. IT IS IMPORTANT YOU READ BOTH THAT SECTION AND THE FULL
           TEXT OF THESE DOCUMENTS.

           JOHN W. CLARK, A DIRECTOR OF AMERIGON, IS A PRINCIPAL OF WESTAR CAPITAL II LLC. AS A
           RESULT HE HAS ABSTAINED FROM VOTING ON THE FINANCING TRANSACTION. THE REMAINING
           MEMBERS OF THE BOARD UNANIMOUSLY RECOMMEND A VOTE FOR THE APPROVAL OF THE FINANCING
           TRANSACTION, INCLUDING THE TERMS OF THE INVESTORS' RIGHTS AGREEMENT, THE CONTINGENT
           WARRANTS AND THE CERTIFICATE OF DETERMINATION.

3.         APPROVAL OF THE EXCHANGE OF AMERIGON'S SHARES IN ITS ELECTRIC VEHICLE SUBSIDIARY FOR
           THE SHARES OF CLASS B COMMON STOCK HELD BY DR. LON BELL PURSUANT TO THE SHARE EXCHANGE
           AGREEMENT.

           It is a condition to the Financing Transaction that Amerigon shall have entered into a legally binding and enforceable agreement providing for the redemption of all outstanding shares of Class B Common Stock. The Share Exchange Agreement was entered into to satisfy this condition. You are being asked to vote upon a proposal to approve the transfer by Amerigon to Dr. Lon Bell, Chairman of the Board and Chief Executive
           Officer of Amerigon, of the 850 shares of AEVT Incorporated (a subsidiary of Amerigon to which Amerigon contributed nearly all of its assets and obligations related to development of electric vehicles) which Amerigon owns in exchange for Dr. Bell surrendering to Amerigon all of the shares of Amerigon's Class B Common Stock which he will, as of April 30, 1999, own or control. This transaction is called the "Exchange."
           Amerigon currently owns 85% of the common stock of AEVT, with the remaining 15% being held by a company controlled by Dr. Bell. If the Exchange is approved and the
           Financing Transaction is consummated, Amerigon will no longer have an ownership interest in AEVT, but it will retain most of the economic benefits of AEVT's India joint venture through an agreement with AEVT.

           If the shareholders (other than Dr. Bell, who will not vote on this matter) approve the Exchange and the Financing Transaction is consummated, then the Class B Common
           Stock will be redeemed, and Amerigon will transfer its shares of AEVT to Dr. Bell. If the shareholders (other than Dr. Bell) do not approve the Exchange, then Dr. Bell will be required, pursuant to the Share Exchange Agreement, to sell his shares of Class B
           Common Stock to Amerigon for a price per share equal to 5% of the price of a share of
           Class A Common Stock at that time (which would, if calculated on April 7, 1999, be a total amount of approximately $25,900), and Amerigon will retain its 85% ownership of
           AEVT and grant to Dr. Bell (1) the right to appoint a majority of the members of
           AEVT's Board of Directors, (2) a right of "first refusal" to purchase any shares of
           AEVT which Amerigon decides to sell from time to time, and (3) a right to "tag along"
           and participate on a proportionate basis in any sale of shares of AEVT by Amerigon.

           Amerigon ceased funding the electric vehicle program in March 1998, and cannot use its current operating funds (which are the proceeds of a loan made by an affiliate of the
           Investors) to fund any electric vehicle operations. The Board of Directors (other than
           Dr. Bell, who abstained due to his interest in the transaction) supports the Exchange because it believes the Exchange (1) will cause Dr. Bell to assume the obligation to secure funding for the electric vehicle business and remove Amerigon from the general obligations and liabilities associated with operating the electric vehicle business,
           (2) will allow Amerigon to retain most of the economic benefits of the India joint venture without financial risk, and (3) will permit Amerigon to redeem the Class B
           Common Stock without using any cash. See "APPROVAL OF THE EXCHANGE OF AMERIGON'S
           SHARES IN ITS ELECTRIC VEHICLE SUBSIDIARY PURSUANT TO THE SHARE EXCHANGE AGREEMENT"
           beginning on page 18, below.

           YOUR BOARD UNANIMOUSLY (WITH THE EXCEPTION OF DR. BELL, WHO ABSTAINED DUE TO HIS
           INTEREST IN THE TRANSACTION) RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXCHANGE.

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    OWNERSHIP OF AMERIGON STOCK BY DIRECTORS AND OFFICERS. Certain officers and directors of Amerigon own common stock of Amerigon. To that extent, their interest in the transactions to be voted upon at the Annual Meeting may be considered to be the same as those of other shareholders of Amerigon. For information concerning such ownership, see "OWNERSHIP OF AMERIGON STOCK BY DIRECTORS, OFFICERS, AND CERTAIN OTHERS" on page 24, below.

    INTERESTS IN THE ISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK AND THE WARRANTS. In considering the recommendation of the Board of Directors that you approve the Financing Transaction, you should be aware that John W. Clark, a member of the Board of Directors, is also a general partner of Westar Capital Associates, an affiliate of one of the two Investors.

    The options granted to the non-employee directors under the 1997 Stock Option Plan will vest automatically upon consummation of the Financing Transaction pursuant to the terms of the 1997 Stock Option Plan. Pursuant to the terms of the 1997 Stock Option Plan, the options granted to employees of Amerigon under the 1997 Stock Option Plan will also vest automatically upon consummation of the Financing Transaction, unless prior to that time the committee appointed by the Board of Directors to administer the 1997 Stock Option Plan determines that there will be no acceleration.

    INTERESTS IN THE EXCHANGE OF SHARES OF CLASS B COMMON STOCK FOR AEVT COMMON STOCK. In considering the recommendation of the Board of Directors that the Exchange be approved, you should be aware that some of Amerigon's officers, directors and consultants have interests in the Exchange that are, or may be, different from other Amerigon shareholders.

    Under the terms of the Share Exchange Agreement, if the Exchange is approved by the shareholders, all 850 shares of AEVT held by Amerigon will be transferred to Dr. Lon Bell in exchange for the surrender of all shares of Class B Common Stock held or controlled by Dr. Bell. Dr. Bell is the Chairman of the Board of Amerigon and the Chief Executive Officer of Amerigon, and held both positions during the period of time in which the Share Exchange Agreement was negotiated. Dr. Bell is also a director and President of AEVT. The other officers and directors of AEVT are Chetan Maini and Robert Marcellini, who have been affiliated with Dr. Bell and with Amerigon and its electric vehicle business as employees or consultants to Amerigon.

    If the shareholders do not approve the Exchange, upon the closing of the Financing Transaction, the shares of Class B Common Stock owned or controlled by Dr. Bell will be redeemed for cash and Dr. Bell will be granted certain rights with respect to AEVT. The Investors have indicated that they do not intend to provide future funding for AEVT.

                      NOMINEES FOR THE BOARD OF DIRECTORS
                           (Item 1 on the Proxy Card)

    The following table sets forth certain information regarding the directors who have been nominated for re-election to the Board of Directors for a one year term or until the closing of the Securities Purchase Agreement, if shareholder approval of the Financing Transaction is obtained and all other conditions to closing are satisfied.

                                                                                                              DIRECTOR
NAME                         AGE                                 LAST FIVE YEARS                                SINCE
------------------------     ---     -----------------------------------------------------------------------  ---------
Lon E. Bell.............     58      Chairman of the Board and Chief Executive Officer of Amerigon since its    1991
                                     formation in April 1991. He also served as President of Amerigon since its formation until May, 1997, when Richard A. Weisbart was appointed as President and Chief Operating Officer. Dr. Bell co-founded Technar
                                     Incorporated with Dr. Allen Gillespie and Robert Diller in 1967, which developed and manufactured automotive components. Dr. Bell served as
                                     Technar's Chairman and President until selling majority ownership of it to TRW Inc. in 1986. Dr. Bell continued managing Technar, then known as
                                     TRW Technar, as its President until 1991, when he left to form
                                     Amerigon. Dr. Bell received a bachelor's degree in mathematics in 1962, a master's degree in rocket propulsion in 1963, and a Ph.D. in mechanical engineering in 1968 from the California Institute of
                                     Technology.

Richard A. Weisbart.....     53      President and Chief Operating Officer of Amerigon since 1997,              1997
                                     succeeding Dr. Bell in such capacities. Before joining Amerigon, Mr.
                                     Weisbart served as Director, International Operations, for the Ford
                                     Division of Lear Corporation since May 1996. Mr. Weisbart joined Lear
                                     Corporation in February 1994 as General Manager of Lear Plastics
                                     Corporation, a wholly-owned subsidiary of Lear Corporation. Prior to joining Lear Corporation, Mr. Weisbart was employed for seven years by
                                     Smiths Industries, a company specializing in advanced avionics, medical systems and specialized industrial products, most recently as Senior
                                     Vice President, Operations.

John W. Clark...........     54      General Partner of Westar Capital Associates, a private equity             1996
                                     investment company since 1995. From 1990 to May 1995, he was a private investor. Prior to 1990, Mr. Clark was President of Valentec
                                     International Corporation, a producer of metal and electronic components for military and commercial products.

Roy A. Anderson.........     78      Chairman Emeritus of Lockheed Corporation. He served as Chairman of the    1993
                                     Board and Chief Executive Officer of Lockheed from 1977 until his retirement on December 31, 1985. He continued to serve as a director of
                                     Lockheed until December 31, 1990 and also served as a consultant to that company until December 31, 1992. Mr. Anderson is a member of the boards of directors of the Los Angeles Music Center, the Greater Los
                                     Angeles United Way and the Los Angeles World Affairs Council. He is
                                     Chairman and Chief Executive Officer of the Weingart Foundation and
                                     Co-Chairman of the Select Panel of Project California.

                                                                                                              DIRECTOR
NAME                         AGE                                 LAST FIVE YEARS                                SINCE
------------------------     ---     -----------------------------------------------------------------------  ---------
Michael R. Peevey.......     61      President and Chief Executive Officer of New Energy Ventures, Inc., a      1993
                                     consulting firm specializing in the energy markets, since March 1995.
                                     From October 1990 until he retired in March 1993, Mr. Peevey was
                                     President of Southern California Edison and SCE Corporation. From
                                     January 1986 to October 1990, he was Executive Vice President of
                                     Southern California Edison and SCE Corporation. Mr. Peevey also serves as a director of Electro Rent Corporation, a lessor of electronic equipment, Dames & Moore, Inc., a provider of environmental, engineering and construction management services, and Ocal, Inc., a manufacturer of specialty steel products.

          APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE SECURITIES PURCHASE AGREEMENT, INCLUDING (A) THE ISSUANCE OF SHARES OF
          SERIES A CONVERTIBLE PREFERRED STOCK AND CONTINGENT WARRANTS
                    AND (B) THE INVESTORS' RIGHTS AGREEMENT
                           (Item 2 on the Proxy Card)

    This section of the proxy statement describes (1) the Financing Transaction and (2) the material terms of the Securities Purchase Agreement, the Investors' Rights Agreement and the Certificate of Determination (which will be filed with the California Secretary of State and which will set forth the rights of the holders of the Series A Convertible Preferred Stock). The descriptions of the Securities Purchase Agreement, the Investors' Rights Agreement, and the Certificate of Determination contained in this proxy statement are not complete and are qualified in their entirety by reference to the Securities Purchase Agreement, the Investors' Rights Agreement, the form of a Contingent Warrant, and the Certificate of Determination, copies of which are attached to this proxy statement as Appendix A, B, C and D. YOU ARE URGED TO CAREFULLY READ EACH OF THESE DOCUMENTS IN THEIR ENTIRETY.

SUMMARY

    You are being asked to vote upon a proposal to approve the Financing Transaction contemplated by the Securities Purchase Agreement, dated as of March 29, 1999, among Amerigon and the Investors, including the terms of the Investors' Rights Agreement. Under the terms of the Securities Purchase Agreement, following shareholder approval and the satisfaction or waiver of other conditions to closing, the Financing Transaction will be consummated by Amerigon's issuance of 4,500 shares of Series A Convertible Preferred Stock to Westar Capital II LLC, 4,500 shares of Series A Convertible Preferred Stock to Big Beaver Investments LLC, and the Contingent Warrants. Pursuant to this Financing Transaction:

    - Amerigon will receive $9,001,000 in proceeds, which will be reduced by (1) the amount of the bridge loan Amerigon has received from an affiliate of the Investors as of the closing of the Financing Transaction (up to $1.2 million) and (2) the costs of the Financing Transaction (estimated at approximately $900,000). Amerigon believes the net proceeds from the financing will allow Amerigon to continue operations for less than twelve months.

    - The Investors will receive 9,000 shares of Series A Convertible Preferred Stock, each share of which is convertible into that number of shares of Class A Common Stock equal to $1,000 divided by $1.675 per share (subject to antidilution adjustment). The Series A Convertible Preferred Stock generally votes on an "as-converted" basis with the Class A Common Stock and will represent approximately 73.8% of the voting securities of Amerigon immediately after the redemption of the Class B Common Stock. See "APPROVAL OF THE EXCHANGE OF AMERIGON'S SHARES IN ITS ELECTRIC VEHICLE SUBSIDIARY PURSUANT TO THE SHARE EXCHANGE AGREEMENT" beginning on page 18, below.

    - Each share of Series A Convertible Preferred Stock has a liquidation preference of $1,000 which increases by $70 per year for the first four years after issuance, plus accrued but unpaid dividends. On or after January 1, 2003, if the closing price of the Class A Common Stock for the past 60 days has been at least four times $1.675 per share (subject to antidilution adjustment), Amerigon may redeem the Series A Convertible Preferred Stock for the liquidation preference.

    - As long as 40% of the Series A Convertible Preferred Stock remains outstanding, the holders of the Series A Convertible Preferred Stock will be entitled to elect 5 directors and the holders of the Class A Common Stock will be entitled to elect 2 directors.

    - The Investors will have a right of first refusal to provide future financing to Amerigon pursuant to the Investors' Rights Agreement.

    - The Investors will be granted registration rights pursuant to the Investors' Rights Agreement.

    - Concurrently with the issuance of the Series A Convertible Preferred Stock, the Investors will be granted the Contingent Warrants.

GENERAL

    The affirmative vote of the holders of a majority of the outstanding shares of Amerigon common stock voting at the Annual Meeting is required to approve the Financing Transaction. Abstensions will not be considered as shares voted on the Financing Transaction and broker non-votes are treated as shares as to which voting power has been withheld by the beneficial owners thereof, and therefore will not be counted for or against the financing transaction. While there may be instances in which you wish to abstain, we encourage you to vote your shares in your best judgment and to participate in the voting process to the fullest extent possible.

    The following paragraphs of this section of the proxy statement provide further information about the principal terms of the Securities Purchase Agreement, the Investors' Rights Agreement, the Contingent Warrants and the rights and privileges of the Series A Convertible Preferred Stock. These sections may not contain all information that is important to you, and you are urged to read, in addition to the following paragraphs, the entire text of the Securities Purchase Agreement, the Investors' Rights Agreement, the form of Contingent Warrant covering the Class A Warrants and the Certificate of Determination setting forth the rights and privileges of the Series A Convertible Preferred Stock, which are attached as Appendices A, B, C and D.

BACKGROUND TO THE FINANCING TRANSACTION

    Amerigon was formed in April 1991 to design and develop advanced automotive technologies. Amerigon's principal products are its Climate Control Seat-TM- ("CCS") and radar product lines, and are still in the development or pre-production stage. Amerigon's radar systems are in various stages of prototype and pre-production development and will require the expenditure of significant funds for further development and testing in order to commence commercial sales. While the CCS products are in a more advanced stage of development, Amerigon does not expect to generate significant revenues from the sale of CCS or in-vehicle radar products for at least 12 months.

    Amerigon has incurred substantial operating losses since its inception. At December 31, 1998, Amerigon had accumulated deficits since inception of $36,305,000. Amerigon's accumulated deficits are attributable to the costs of developmental and other start-up activities, including the industrial design, development and marketing of Amerigon's products and a significant loss incurred on a major electric vehicle development contract. Amerigon has continued to incur losses from continued expenses without significant offsetting revenues or profits from the sale of products, and expects to incur significant losses for the foreseeable future.

    In the third quarter of 1998 Amerigon actively began searching for financing. The company contacted Mr. Bud Marx of TMW (an affiliate of Big Beaver Investments LLC, one of the Investors) and John Clark of Westar Capital II LLC (the other Investor), as well as several automotive industry companies about providing financing. On November 12, 1998, Amerigon engaged Spencer Trask Securities Incorporated to assist it in finding financing for continued operations or in selling the company. Spencer Trask Securities Incorporated helped prepare an information memorandum which was distributed broadly to a number of companies primarily in the automotive industry. During this time Amerigon had direct discussions with a number of other companies with whom members of management had relationships, and also explored the possibility of licensing its proprietary technologies instead of undertaking an additional financing.

    By the end of the first quarter of 1999, it became clear that the Investors' proposal was the most attractive in light of (1) the lack of alternative proposals either for financing or acquisition, and

(2) Amerigon's immediate financing needs. Amerigon's existing working capital was insufficient to continue operating beyond the first quarter of 1999. Throughout March 1999, Amerigon's executives and legal counsel engaged in extensive arm's-length discussions with the Investors and the Investors' counsel to negotiate the Securities Purchase Agreement, the Investor's Rights Agreement, and a number of related documents. On March 23, 1999 a letter of intent from a third party was received, but it lacked specific financial terms, offered no bridge financing, specifically prohibited obtaining other financing and included a 90-day "exclusive dealing" and "no-shop" covenant while this third party performed a due diligence examination of Amerigon. Given Amerigon's immediate need for financing, this was not an acceptable alternative. The Board of Directors also concluded that a licensing strategy was highly uncertain because it hinged upon licensees not yet under contract and reflected a significant change in Amerigon's strategic direction. After extensive discussions, the Board of Directors approved the Financing Transaction at a meeting held on March 23, 1999 and the Securities Purchase Agreement was executed on March 29, 1999, concurrent with the signing and closing of a Credit Agreement with an affiliate of the Investors to provide secured bridge financing of up to $1.2 million to allow Amerigon to continue its operations.

CERTAIN RIGHTS, PRIVILEGES AND PREFERENCES OF THE SERIES A CONVERTIBLE PREFERRED
  STOCK

    THIS IS A SUMMARY AND NOT A COMPLETE DESCRIPTION OF THE RIGHTS, PRIVILEGES AND PREFERENCES OF THE SERIES A CONVERTIBLE PREFERRED STOCK. A COPY OF THE ENTIRE TEXT OF THE CERTIFICATE OF DETERMINATION SETTING FORTH THE RIGHTS, PRIVILEGES AND PREFERENCES OF THE SERIES A CONVERTIBLE PREFERRED STOCK IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX D AND YOU ARE ENCOURAGED TO READ IT CAREFULLY.

    DIVIDENDS. The Series A Convertible Preferred Stock will receive dividends on an "as-converted" basis with the Class A Common Stock.

    LIQUIDATION PREFERENCE. Upon the liquidation, dissolution or winding up (including an acquisition or merger) of Amerigon, each share of Series A Convertible Preferred Stock is entitled to a liquidation preference of $1,000 plus 7% of the original issue price ($1,000) annually for up to four years after issuance plus any declared but unpaid dividends in priority to any distribution to the Class A Common Stock, which will receive the remaining assets of Amerigon.

    REDEMPTION. On or after January 1, 2003, if the closing price of the Class A Common Stock for the past 60 days has been at least four times the Conversion Price (initially $1.675 per share), Amerigon may redeem the Series A Convertible Preferred Stock for an amount equal to the liquidation preference.

    CONVERSION. Each holder of Series A Convertible Preferred Stock may convert each share of Series A Convertible Preferred Stock into that number of shares of Class A Common Stock equal to the $1,000 divided by the Conversion Price. The Conversion Price is $1.675, subject to proportional adjustment for certain dilutive issuances, splits and combinations and other recapitalizations or reorganizations. All the Series A Convertible Preferred Stock may be automatically converted upon the written consent of holders of a majority of the Series A Convertible Preferred Stock.

    VOTING RIGHTS. Except with respect to the election of directors of Amerigon, the holder of each share of Series A Convertible Preferred Stock will have the right to one vote for each share of Class A Common Stock into which such Series A Convertible Preferred Stock could then be converted.

    BOARD OF DIRECTORS. So long as at least 40% of the authorized shares of Series A Convertible Preferred Stock are outstanding, the holders of Series A Convertible Preferred Stock voting as a class will have the right to elect five directors and the holders of Common Stock shall have the right to elect two directors. Further, so long as at least 40% of the authorized shares of Series A Convertible Preferred Stock are outstanding, Amerigon may not change the authorized numbers of directors of Amerigon.

CERTAIN TERMS OF THE SECURITIES PURCHASE AGREEMENT

    THIS IS A SUMMARY AND NOT A COMPLETE DESCRIPTION OF THE SECURITIES PURCHASE AGREEMENT. A COPY OF THE ENTIRE TEXT OF THE SECURITIES PURCHASE AGREEMENT IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A AND YOU ARE ENCOURAGED TO READ IT CAREFULLY.

    EFFECTIVE TIME. Upon satisfaction of the conditions set forth in the Securities Purchase Agreement (including the shareholder approval being sought by this proxy statement), Amerigon will file a Certificate of Determination of the Series A Convertible Preferred Stock with the California Secretary of State. At the closing of the transactions contemplated by the Securities Purchase Agreement (the "Closing"), the Investors will pay to Amerigon (1) $9,000,000 in return for 9,000 shares of Series A Convertible Preferred Stock, and (2) $1,000 in return for the Contingent Warrants.

    CONDITIONS TO THE FINANCING TRANSACTION. The issuance of the Series A Convertible Preferred Stock and the Contingent Warrants is subject to the satisfaction or waiver of a number of conditions. The following are some of the Investors' conditions to Closing:

    - Shareholder approval of the Financing Transaction;

    - The execution and delivery of the Investors' Rights Agreement;

    - The filing of the Certificate of Determination;

    - Amerigon having entered into a legally binding and enforceable agreement providing for the redemption of all outstanding shares of Class B Common Stock (see "APPROVAL OF THE EXCHANGE OF AMERIGON'S SHARES IN ITS ELECTRIC VEHICLE SUBSIDIARY PURSUANT TO THE SHARE EXCHANGE AGREEMENT" beginning on page 18, below);

    - The representations and warranties of Amerigon in the Securities Purchase Agreement being true at the Closing;

    - The Investors having received from Amerigon all information each Investor has requested and believes reasonably necessary to enable it to make its investment decision;

    - There not having occurred a material adverse change in Amerigon's business or prospects;

    - There not having been any legal proceeding or litigation preventing the Financing Transaction; and

    - The Board of Directors shall have been increased to seven members as of the Closing and all directors, except John Clark, Lon Bell and Richard Weisbart, shall have tendered resignations effective as of the Closing.

    The following are some of Amerigon's conditions to Closing:

    - Shareholder approval of the Securities Purchase Agreement and the Investors' Rights Agreement;

    - Payment of the purchase price; and

    - The representations and warranties of the Investors being true on and as of the Closing.

    REPRESENTATIONS AND WARRANTIES. As of the date of the Securities Purchase Agreement and as of the Closing, both Amerigon and the Investors made a number of representations and warranties. Amerigon made representations and warranties as to its organization, good standing, capitalization, and subsidiaries, to the authorization and valid issuance of the Series A Convertible Preferred Stock and the Contingent Warrants, to litigation, to the existence of proprietary information agreements, to compliance with other material contracts, to the extent of related-party transactions, to its SEC documents and tax returns, to permits, to environmental and safety laws, to the extent of existing registration rights, title to property and assets, compliance with the Foreign Corrupt Practices Act, extent of insurance, extent of employee benefit plans, and its Year 2000 compliance and adequacy of computer and communication infrastructure. The

Investors made representations and warranties as to the authorization of the purchase of the shares of Series A Convertible Preferred Stock and the Contingent Warrants and their status as accredited investors.

    ADDITIONAL AGREEMENTS. The Securities Purchase Agreement contains a number of additional agreements, including:

    CONDUCT OF BUSINESS: Without the prior written consent of the Investors, Amerigon has agreed, among other things, not to make any issuance, redemption or reclassification or combination of its securities, amend its organic documents, make any capital expenditures greater than $50,000 in the aggregate, enter into any new line of business, make any changes in accounting, make any changes in employee benefits or salaries outside the ordinary course or required by law, dispose of material assets, create or alter or terminate material contracts, or borrow money in excess of $50,000.

    OTHER DISCUSSIONS: Without the prior written consent of the Investors, Amerigon shall not directly or indirectly, solicit, initiate, facilitate, or encourage the submission of any other proposal for, enter into any agreement or initiate or participate in any discussions regarding, or furnish to any person any information or assistance with respect to, or take any other action to facilitate the making of any proposal that constitutes or may reasonably be expected to lead to, other business combinations or financing transactions directly or indirectly involving Amerigon or its business operations, or the acquisition, in any manner directly or indirectly, of all or any substantial part of the business, assets, capital stock or other voting securities of, or any other equity interest in, Amerigon or its business operations by any other party. Notwithstanding the above, Amerigon may respond to unsolicited written proposals or to information requests and furnish or disclose information in response thereto if Amerigon's Board of Directors determines in good faith, after consultation with legal counsel, that taking such action is necessary in the exercise of its fiduciary obligations under applicable law. If Amerigon receives any competing proposal (oral or written), Amerigon shall advise Investors immediately of its terms and, if the competing proposal is in writing, furnish Investors with a true and complete copy thereof.

    BREAK UP ARRANGEMENT: If the Closing does not occur, other than because of a material breach by the Investors and/or the decision by the Investors not to proceed because of the occurrence of a Material Adverse Effect (as defined in the Securities Purchase Agreement), and within 12 months a Trigger Event (as defined below) occurs, then Amerigon must pay the Investors:

    - all reasonable out-of-pocket expenses in connection with the Securities Purchase Agreement up to a maximum of $150,000; and

    - a fee equal to the greater of (A) 5% of the value of the transaction constituting the Trigger Event accepted by the Board of Directors or (B) $300,000.

    A "Trigger Event" means the occurrence of any of the following events: (1) any person, corporation, entity or "group" (as such term is used in section 13(d) of the Exchange Act) (other than the Investors or any of their affiliates) (a "Person") shall have acquired or become the beneficial owner of more than 25% of the outstanding Class A Common Stock, or shall have been granted any option or right (conditional or otherwise), to acquire more than 25% of the outstanding Class A Common Stock; (2) any Person shall have commenced a bona fide tender offer or exchange offer for consideration the fair market value of which is in excess of the initial Conversion Price (as provided in the Certificate of Determination) per share for at least 25% of the outstanding Class A Common Stock, (3) Amerigon (or its Board) shall have authorized, recommended, proposed or publicly announced its intention to enter into any tender or exchange offer, merger, consolidation, liquidation, dissolution, business combination, recapitalization, acquisition, or disposition of a material amount of assets or securities or any comparable transaction which has not been consented to in writing by the Investors; or (4) the shareholders of Amerigon fail to approve the Securities Purchase Agreement. THEREFORE, IF THE SHAREHOLDERS DO NOT APPROVE THE FINANCING TRANSACTION, AMERIGON WILL OWE A MINIMUM OF $300,000 PLUS EXPENSES OF THE INVESTORS.

CERTAIN TERMS OF THE INVESTORS' RIGHTS AGREEMENT

    THIS IS A SUMMARY AND NOT A COMPLETE DESCRIPTION OF THE INVESTORS' RIGHTS AGREEMENT. A COPY OF THE ENTIRE TEXT OF INVESTORS' RIGHTS AGREEMENT IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B AND YOU ARE ENCOURAGED TO READ IT CAREFULLY.

    EFFECTIVE TIME. The execution and delivery of the Investors' Rights Agreement is a condition to the Closing of the Securities Purchase Agreement and it is anticipated that it will be delivered and executed concurrently with the Closing.

    RIGHT OF FIRST OFFER. At any time Amerigon proposes to offer shares of or securities convertible into its capital stock, it must provide a notice setting forth the terms of such proposed offering to each Major Investor (as defined below) pursuant to which the Major Investor may elect to obtain the securities on such terms in an amount equal to the proportion of shares of Class A Common Stock converted from or convertible from the Series A Convertible Preferred Stock then held by such Major Investor in relation to the total number of shares of common stock of Amerigon (assuming fully conversion and exercise of all convertible or exercisable securities). If any Major Investor chooses not to purchase any or all of the shares or securities it is able to purchase pursuant to this right, the other Major Investors may purchase such shares. Whatever shares or securities are not so purchased pursuant to this right may be sold for the next 30 days by Amerigon on the terms set forth in the notice provided to the Major Investors.

    A Major Investor means:

    - Any investor who holds at least 30% of the original investment such investor makes in Amerigon pursuant to the Securities Purchase Agreement; and

    - Any person who acquires at least 15% of the Series A Convertible Preferred Stock (or the Class A Common Stock issuable upon conversion thereof) issued pursuant to the Securities Purchase Agreement.

    This right does not apply to:

    - the issuance or sale of shares of common stock (or options therefor) to employees for the purpose of soliciting or retaining their employment pursuant to a stock option or stock purchase plan,

    - the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities,

    - the issuance of securities in connection with a bona fide business acquisition of or by Amerigon, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or

    - the issuance of stock, warrants or other securities or rights to persons or entities with which Amerigon has business relationships provided such issuances are for other than primarily equity financing purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceding twelve month period do not exceed 2% of the then outstanding Class A Common Stock of Amerigon (assuming full conversion and exercise of all convertible and exercisable securities).

    REGISTRATION RIGHTS. The Investors' Rights Agreement grants the Investors a variety of registration rights, as described below:

      DEMAND REGISTRATION RIGHTS. Twice after the execution of the Investors' Rights Agreement, the holders of a majority of the Registrable Securities (defined as the Class A Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and the Class A Common Stock issuable upon exercise of the Contingent Warrants, including all Class A Common Stock issued as dividends or other distribution with respect to such shares) may request that Amerigon file a registration statement under the Securities Act of 1933 covering at least 10% of the Registrable Securities.

      PIGGYBACK REGISTRATION RIGHTS. For the five years following the execution of the Investors' Rights Agreement, if Amerigon proposes to register any of its stock under the Securities Act of 1933 in connection with a public offering solely for cash (other than a registration relating to the sale of securities pursuant to a stock plan, a registration on a form which requires substantially different information than that which would be required for the Registrable Securities or a registration of Common Stock issuable upon conversion of debt securities which are also being registered), it will give the holders the opportunity to also have their Registrable Securities registered.

      S-3 REGISTRATION RIGHTS. Up to four times after the execution of the Investors' Rights Agreement, the holders of the Registrable Securities may request that Amerigon file a Form S-3 for the resale of shares from time to time in broker transactions. Amerigon shall not be obligated to do so if:

       - Form S-3 is not available to Amerigon;

       - The registration is for Registrable Securities less than $300,000;

       - Amerigon has filed two S-3s pursuant to this right in the past year; or

       - Amerigon furnishes a certificate to the requesting holders stating that it is the good faith judgment of the Board of Directors that it would be seriously detrimental to Amerigon to file the S-3 at this time (however, this may only defer the filing for up to 90 days and may not be used more than once in a twelve month period).

        OTHER PROVISIONS. Under all of these registration rights Amerigon bears the costs of registration and the fees of one counsel for the selling holders up to $15,000.

        INDEMNIFICATION. The Investors' Rights Agreement contains customary cross indemnities for claims alleging violations of the securities laws.

        ASSIGNMENT.  The registration rights are assignable.

        LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. Without the prior consent of the holders of a majority of the outstanding Registrable Securities, Amerigon may not grant registration rights which would allow such holder to include their securities in the registration statement filed pursuant to the demand registration of the Investors' Rights Agreement if such inclusion would reduce the amount of Registrable Securities by the selling holder which is included or which would allow such holder to make a demand registration resulting in a registration statement which became effective at any time prior to 120 days of the effective date of any registration effected pursuant to the Investors' Rights Agreement's demand registration right.

        MARKET "STAND-OFF" AGREEMENT. Each holder agrees that during the time specified by Amerigon and an underwriter following the effective date of a registration statement that they will enter into agreements not to sell or dispose or grant options related to the Registrable Securities for a period of up to 90 days as long all officers and directors of Amerigon and all other persons with registration rights enter into similar agreements.

        TERMINATION. The rights of holders to request registration will cease at the time when all shares of Registrable Securities may be immediately sold under Rule 144 during any 90 day period.

CERTAIN RIGHTS AND PRIVILEGES OF THE CONTINGENT WARRANTS

    THIS IS A SUMMARY AND NOT A COMPLETE DESCRIPTION OF THE CONTINGENT WARRANTS. A COPY OF THE ENTIRE TEXT OF THE CONTINGENT WARRANTS IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX C AND YOU ARE ENCOURAGED TO READ IT CAREFULLY.

    The Contingent Warrants to be issued to the Investors give each Investor the ability to purchase a number of shares of Class A Common Stock equal to 36.9% of the shares of Common Stock purchased by various third parties upon exercise of outstanding warrants. Because Amerigon has issued different warrants with various terms and conditions, a separate warrant is being issued to each Investor for each set of outstanding warrants with separate terms and conditions.

    EXERCISABILITY. Each Contingent Warrant can only be exercised to purchase that number of shares of Class A Common Stock equal to 36.9% of the shares of Common Stock purchased by existing warrant holders upon exercise of currently outstanding warrants. Shares purchasable pursuant to the Contingent Warrants may be purchased by cash payment or on a "net issuance" basis by acceptance of fewer shares of Class A Common Stock with the value of the shares not received being applied to the purchase price of the shares actually purchased.

    EXERCISE PRICE. Each Contingent Warrant has an exercise price equal to the warrants upon which it is contingent. Because the vast majority of the outstanding warrants have exercise prices of $25.00 per share or more, most of the Contingent Warrants will not be exercised unless the Class A Common Stock trades at or above that level (subject to adjustments from antidilution provisions).

    EXPIRATION DATE. Each Contingent Warrant expires 90 days after the last of the warrants upon which it is contingent.

    ANTIDILUTION PROVISIONS. Each Contingent Warrant has antidilution provisions identical to the warrants upon which it is contingent.

REASONS FOR THE FINANCING TRANSACTION

    The Board's decision to adopt and approve the Securities Purchase Agreement and the Investors' Rights Agreement and to approve the Financing Transaction was the product of a careful evaluation process. This process involved numerous meetings at which members of the Board considered the proposals made by the Investors and preliminary indications of interest from other parties, discussed various possible responses and, with the assistance of its financial and legal advisors, took and authorized various actions. See "--Background to the Financing Transaction," on page 10, above.

    In making our determination that the Financing Transaction is in the best interests of Amerigon's stockholders, we considered a number of factors, including, without limitation, the following significant items:

    - Our familiarity with, and presentations by Amerigon's management regarding, the business, operations, financial condition, competitive position, business strategy and prospects of Amerigon, and current industry, economic and market conditions, both on a historical and on a prospective basis;

    - Concerns regarding Amerigon's immediate need for capital;

    - The strategic alternatives (or lack thereof) available to Amerigon, including possible acquisition by strategic or financial buyers, alternative financings, and licensing arrangements;

    - Public disclosure by Amerigon of its retention of a strategic advisor on November 12, 1998, and the effects of that disclosure;

    - The recent market prices of Amerigon Class A Common Stock compared to the proposed conversion price of the Series A Convertible Preferred Stock to be issued as part of the Financing

      Transaction (the Conversion Price of $1.675 represents a 57% premium to the closing bid price of the Class A Common Stock on the date the Securities Purchase Agreement was executed);

    - Comparison of the economic impact on the shareholders of the Financing Transaction and possible alternative financings or licensing arrangements;

    - The familiarity of the Investors with Amerigon and evidence of the Investors' ability to finance and complete a transaction in a fairly short time frame in comparison to other parties, all of whom submitted only preliminary indications of interest and did not conduct due diligence or submit any clear proposal;

    - Our review of presentations by, and discussions of the terms of the Securities Purchase Agreement, the Investors' Rights Agreement, the Certificate of Determination, and several other documents with Amerigon senior executives, as well as its legal counsel;

    - The terms and conditions of the Securities Purchase Agreement and the Investors' Rights Agreement, which were negotiated at arm's-length by management of Amerigon with the assistance of Amerigon's legal advisors; and

    - Our belief, based in part upon discussions with our legal advisors, that it was unlikely that potential conflicts of interests of a director based on their involvement with one of the Investors, affected the negotiation of the terms of the Securities Purchase Agreement and the Investors' Rights Agreement (see "INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON" on page 6, above).

    In view of the various factors we considered, including the material factors listed above, we did not find it necessary or practicable to quantify or otherwise attempt to assign relative importance to the specific factors considered in making its determination, nor did we evaluate whether such factors were of equal importance. Individual members of the Board may have given different weights to different factors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    We have determined that the terms of the Financing Transaction are fair to, and in the best interests of Amerigon and you, its shareholders, and have unanimously adopted and approved the Securities Purchase Agreement, the Certificate of Determination, the Contingent Warrants and the Investor's Rights Agreement. ACCORDINGLY, THE BOARD OF DIRECTORS (WITH THE EXCEPTION OF JOHN CLARK, WHO ABSTAINED DUE TO HIS INTEREST IN THE TRANSACTIONS) UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE FINANCING TRANSACTION.

    The officers and directors of Amerigon own shares of Amerigon and, to that extent, their interest in the Financing Transaction is the same as yours. However, some members of the Board and management of Amerigon have other interests that are different from yours that could have influenced their decision to recommend approval of the Financing Transaction. These interests are described under "INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON" on page 6, above. Each of the Directors was aware of these interests and considered them in recommending and approving the Financing Transaction.

         APPROVAL OF THE EXCHANGE OF AMERIGON'S SHARES IN ITS ELECTRIC
          VEHICLE SUBSIDIARY PURSUANT TO THE SHARE EXCHANGE AGREEMENT
                           (Item 3 on the Proxy Card)

    This section of the proxy statement describes (1) the proposed exchange of Amerigon's shares in AEVT Incorporated, a newly-created subsidiary of Amerigon which conducts substantially all of Amerigon's business in the field of electric vehicles and to which all of Amerigon's electric vehicle assets were contributed, and (2) the material terms of the Share Exchange Agreement. The description of the Exchange and the Share Exchange Agreement contained in this proxy statement is not complete and is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is attached to this proxy statement as Appendix E, and which is incorporated by reference. YOU ARE URGED TO READ THE ENTIRE SHARE EXCHANGE AGREEMENT CAREFULLY.

SUMMARY

    You are being asked to vote upon a proposal to approve the Exchange, consisting of the sale of 850 shares of AEVT to Dr. Lon Bell, the Chairman of the Board and Amerigon's Chief Executive Officer, pursuant to the Share Exchange Agreement, dated as of March 29, 1999, between Amerigon and Dr. Bell in consideration for Dr. Bell surrendering to Amerigon all of the shares of Amerigon's Class B Common Stock which he will, as of April 30, 1999, own or control. Certain important provisions of the Exchange and the Share Exchange Agreement are listed below:

    - The Share Exchange Agreement provides for the transfer of 850 shares of AEVT common stock to Dr. Bell in exchange for the surrender for cancellation of all shares of Class B Common Stock held or controlled by Dr. Bell when the following conditions are satisfied: (1) the Financing Transaction closes, (2) Amerigon has the legal capacity to redeem the Class B Common Stock under California law, and (3) the shareholders of Amerigon approve the Exchange.

    - If the shareholders (other than Dr. Bell) do not approve the Exchange at the Annual Meeting and the Financing Transaction is consummated, then Dr. Bell is required to sell his shares of Class B Common Stock to Amerigon for a price per share equal to 5% of the price of a share of Class A Common Stock (which would be approximately $25,900 for all of the shares of Class B Common Stock, if calculated on April 7, 1999). In return, Amerigon will grant to Dr. Bell (1) the right to appoint a majority of the members of AEVT's Board of Directors, (2) a right of "first refusal" to purchase any shares of AEVT which Amerigon decides to sell from time to time, and (3) a right to "tag along" and participate on a proportionate basis in any sale of shares of AEVT by Amerigon.

    - The Board of Directors (other than Dr. Bell, who has abstained from voting on the Exchange) supports the Exchange because they feel it will (1) shift the obligation to secure funding of the electric vehicle project to AEVT's new owners, (2) transfer the obligations and liabilities associated with the electric vehicle operations to AEVT and its new owners, (3) allow Amerigon to retain most of the economic benefits of the India joint venture without further investment or risk, and (4) allow Amerigon to redeem the Class B Common Stock without using its cash.

GENERAL

    The affirmative vote of the holders of a majority of the outstanding shares of Amerigon common stock represented at the Annual Meeting (with Dr. Bell abstaining from the vote) is required to approve the Exchange. Broker non-votes are treated as shares as to which voting power has been withheld by the beneficial owners thereof, and therefore, neither broker non-votes nor abstentions will be counted as voting for or against the Exchange. While there may be instances in which you wish to abstain, the Board encourages you to vote your shares in your best judgment and to participate in the voting process to the fullest extent possible.

    The following paragraphs of this section of the proxy statement provide further information about the material terms of the Share Exchange Agreement and the consequences of the Exchange. This section may not contain all information that is important to you. A copy of the entire text of the Share Exchange Agreement is contained in Appendix E. You are urged to read the following paragraphs and the Share Exchange Agreement in their entirety.

BACKGROUND TO THE EXCHANGE

    ELECTRIC VEHICLE RESEARCH AND DEVELOPMENT INITIATIVES. Amerigon was founded to design and develop advanced automotive technologies, and, as part of its mission, has spent many years developing and conducting research on electric vehicles. By both developing its own products and managing third party programs related to electric vehicles (such as the Showcase Electric Vehicle Program and the Running Chassis Program), Amerigon has developed a base of knowledge and expertise concerning electric vehicles. Amerigon's experience has included the ground-up design of electric vehicles as well as the testing and integration of state-of-the-art components for electric vehicles manufactured by other companies. In addition, Amerigon has been developing an "Energy Management System," which is a proprietary, computer-based system for electric vehicles which (1) optimizes battery charging and use based on the age and condition of a battery, thereby maximizing vehicle range and extending battery life, (2) automatically controls and adjusts the operation of the systems of an electric vehicle to improve performance, and (3) predicts the available range for typical freeway, city or mountain driving and decides whether specific trips are possible, given the limited distance possible (approximately 60 to 120 miles) between charges. Amerigon has completed initial research and development of prototype Energy Management Systems and has installed them in a few test vehicles.

    LOSSES GENERATED BY THE ELECTRIC VEHICLE DIVISION. During 1995 and 1996, the majority of Amerigon's revenues were from electric vehicle operations. During this period, Amerigon was the recipient of a number of federal and state government grants relating to the development of electric vehicles, and it entered into a number of electric vehicle research and development contracts with private-sector companies. Amerigon, however, incurred substantial losses from these activities, including significant cost overruns on an electric vehicle development contract.

    By 1997, Amerigon had substantially reduced its expenditures for electric vehicle activities, but it maintained certain key personnel in an attempt to find a joint venture partner or some other means of deriving value from its electric vehicle technologies, in each case without success. During 1997, the Board of Directors determined to focus Amerigon's activities primarily on Climate Control Seat-TM- ("CCS") and in-vehicle radar products, and by December 31, 1997 substantially all work had been completed on Amerigon's electric vehicle contracts. As a result, in 1998 the Board of Directors decided to suspend funding the electric vehicle program (effective as of August 1998) because it was generating continuing losses and consuming resources which the Board felt would be better utilized in the development of CCS and in-vehicle radar products.

    EFFORTS TO SELL ELECTRIC VEHICLE BUSINESS AND TO BRING IN NEW
INVESTORS. While the Board as a whole decided to cease funding electric vehicle research and development, Dr. Bell believed--and believes--that electric vehicles still have the potential to become a viable commercial opportunity. In 1998, Dr. Bell and Amerigon agreed that Dr. Bell would, from August 1, 1998, personally provide all funds required for research, development, production, and other activities relating to the electric vehicle business for a limited period of time in return for a 15% interest in a subsidiary into which the electric vehicle assets and liabilities would be placed.

    Since at least 1996, Amerigon had also been seeking to form a joint venture to manufacture, sell and service a small electric car in India. In December 1998, Amerigon entered into a letter agreement with a group of companies controlled by Sudarshan K. Maini (the "Maini Group") to produce and market electric vehicles in India and certain other countries. Under the terms of that letter agreement, Amerigon will receive a minority equity position in the Indian company which will produce the electric vehicles and royalties on sales of electric vehicles by the Indian company, in exchange for the contribution and license of certain assets and technology to the Indian company.

    On March 22, 1999, Amerigon formed AEVT Incorporated, with Dr. Bell and two other people affiliated with Amerigon, Chetan Maini and Robert Marcellini, as the initial directors and officers, and contributed substantially all of the assets and liabilities associated with the electric vehicle business to AEVT (including the obligation to form a joint venture with the Maini Group) in exchange for all 1000 shares of AEVT's outstanding common stock. Amerigon retained the right to receive 85% of all royalties which the Indian joint venture company pays to AEVT, however. On March 30, 1999, Amerigon transferred 150 shares of AEVT to a company controlled by Dr. Bell in exchange for the payment of $88,000 (representing all accrued research, development, and production costs which Amerigon had incurred in connection with the electric vehicle business since August 1, 1998). Amerigon has not provided any funds to AEVT since March 29, 1999, and does not intend to provide any funds in the future. (In addition, the terms of the bridge loan entered into by Amerigon and affiliates of the Investors prohibit any loan proceeds from being used for electric vehicle operations).

    If the Exchange is approved by the shareholders and the Financing Transaction is consummated, then Amerigon will transfer the remaining 850 shares of AEVT to Dr. Bell in exchange for the surrender of all shares of Amerigon's Class B Common Stock then owned or controlled by Dr. Bell. Upon the exchange of the AEVT shares for the shares of Class B Common Stock, Amerigon will no longer have any significant interest in the electric vehicle business (other than the right to receive 85% of the royalties received by AEVT from the Indian joint venture). In addition, most liabilities associated with the electric vehicle business, including the obligation to enter into the joint venture in India with the Maini Group, have been assumed by AEVT, and Amerigon expects to enter into a novation with the Maini Group that releases it from its obligations with respect to the joint venture. If the Exchange is effected, Amerigon will have no interest in AEVT or its future earnings, growth or prospects (whether positive or negative); Amerigon will, however, continue to license certain CCS technology to AEVT, which AEVT may provide to the Indian joint venture company for the production of electric vehicles.

REASONS FOR THE EXCHANGE

    The Investors require as a condition to the completion of the Financing Transaction (see "APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE SECURITIES PURCHASE AGREEMENT AND THE INVESTORS' RIGHTS AGREEMENT, INCLUDING (A) THE ISSUANCE OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK AND CONTINGENT WARRANTS AND (B) THE INVESTORS' RIGHTS AGREEMENT--Certain Terms of the Securities Purchase Agreement--CONDITIONS TO THE FINANCING TRANSACTION" on page 12, above) that Amerigon enter into a binding agreement with Dr. Bell to redeem the outstanding shares of Class B Common Stock. The Share Exchange Agreement was entered into to satisfy this condition.

    We feel that the Exchange is in the best interests of Amerigon and you, the shareholders, and provides a number of benefits to Amerigon, including the following:

    - SHIFTING THE FUTURE FUNDING OF THE ELECTRIC VEHICLE OPERATIONS. In 1998, Amerigon stopped funding the electric vehicle operations, and the bridge loan extended by the Investors prohibits Amerigon from directing any portion of the loan proceeds to the electric vehicle operations. However, the mere ownership of the assets, and the retention of certain employees, related to the electric vehicle operations will require the allocation of some money, as would any effort to generate revenues from these assets. The Exchange allows Amerigon to shift the responsibility for raising funds to meet the fixed and variable costs associated with developing the electric vehicle assets, to the new owners of AEVT.

    - TRANSFERRING THE LIABILITIES ASSOCIATED WITH THE ELECTRIC VEHICLE OPERATIONS. Even though Amerigon has stopped funding the electric vehicle operations, it still has a number of outstanding obligations related to the development of electric vehicles, including the obligation to participate in a joint venture in India to develop and manufacture electric vehicles. AEVT has already assumed Amerigon's liabilities and obligations related to the electric vehicle program, and the Exchange will provide Amerigon with an opportunity to (1) transfer the ownership of AEVT (including these assumed liabilities) to a new owner, and (2) enter into a novation agreement with the Indian joint venture partner and be formally released from nearly all obligations related to the joint venture.

    - RETAINING MOST OF THE BENEFITS OF THE INDIA JOINT VENTURE. Although Amerigon has assigned its right to become the minority equity owner in the Indian joint venture company to AEVT, even after the Exchange Amerigon will retain the right to receive 85% of the royalties payable by the Indian joint venture to AEVT. We feel that these royalties constitute a large portion of the benefits of being associated with the Indian joint venture.

    - AVOIDING HAVING TO USE AMERIGON'S CASH TO REDEEM THE CLASS B COMMON STOCK. The Share Exchange Agreement requires that Amerigon redeem the Class B Shares by either exchanging them for Amerigon's shares of AEVT common stock, or by purchasing the outstanding shares from Dr. Bell for a price which is calculated according to a set formula. On April 8, 1999, the purchase price would have been approximately $25,900. The Exchange will allow Amerigon to redeem the Class B Common Stock without expending this sum.

    In making our determinations that the Exchange and the Share Exchange Agreement are in the best interests of Amerigon and Amerigon's shareholders, we considered a number of factors, including the following:

    - our familiarity with, and presentations by Amerigon's management on, the prospects of the electric vehicle business;

    - the consideration of various strategic alternatives available to Amerigon, and the results of our efforts over the past three years to identify strategic partners in the electric vehicle business and to obtain value from the electric vehicle assets;

    - our review of presentations by, and discussions of the terms and conditions of the Share Exchange Agreement with, senior executives of Amerigon and representatives of Amerigon's legal counsel;

    - the terms and conditions of the Share Exchange Agreement, which were negotiated at arm's length with Dr. Bell by the Investors and management of Amerigon with the assistance of Amerigon's legal advisors; and

    - our belief, based in part upon discussions with our legal and financial advisors, that it was unlikely that potential conflicts of interest of some of the directors and members of management based on their involvement with the electric vehicle business, the Indian joint venture, or Dr. Bell, affected the negotiation of the terms of the Share Exchange Agreement in any material respect (see "INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON" on page 6, above).

    We also considered the impact of the proposed Exchange on those employees who will leave Amerigon and become employees of AEVT. For additional information regarding our consideration of the Exchange, see "--Background to the Exchange," beginning on page 19, above, and "-- Reasons for the Exchange," beginning on page 20, above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    We have unanimously (with the exception of Dr. Bell, who abstained due to his interest in the transaction) determined that the Share Exchange Agreement and the Exchange are fair to and in the best interests of Amerigon and you, its shareholders, and have adopted and approved the Share Exchange Agreement and the Exchange. ACCORDINGLY, WE UNANIMOUSLY (WITH THE EXCEPTION OF DR. BELL, WHO ABSTAINED DUE TO HIS INTEREST IN THE TRANSACTION) RECOMMEND A VOTE FOR APPROVAL OF THE PRINCIPAL TERMS OF THE SHARE EXCHANGE AGREEMENT AND THE EXCHANGE.

    The officers and directors of Amerigon own shares of Amerigon and, to that extent, their interest in the Exchange is the same as yours. However, some members of the Board and management of Amerigon have other interests that are different from yours that could have influenced their decision to recommend approval of the Exchange. These interests are described under "INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE" on page 6, above. Each of the Directors was aware of these interests and considered them in recommending and approving the Exchange and the terms of the Share Exchange Agreement.

                       STATEMENT ON CORPORATE GOVERNANCE

BOARD OPERATIONS AND MEETINGS

    The Board held seven meetings during 1998, and all of the directors attended at least 75% of the Board meetings, except for Messrs. Anderson and Peevey, who each attended 71% of the meetings of the Board, and Mr. Hutchcraft, who attended 67% of the meetings held prior to the date of his death. All of the directors attended at least 75% of the committee meetings of which they were members, except for Mr. Peevey, who did not attend the one meeting of the Audit Committee.

COMMITTEE STRUCTURE

    Although the full Board considers all major decisions of Amerigon, the Board has established two standing committees to more fully address certain areas of importance to Amerigon. The Board has established the following two committees, each of which is comprised only of non-employee Directors:

    - AUDIT COMMITTEE: The Audit Committee provides advice and assistance to the Board of Directors on accounting and financial reporting practices of Amerigon. It also reviews the scope of audit work and findings of the firm of independent public accountants who serve as auditors of Amerigon and monitors the work of Amerigon's internal auditors. The Audit Committee consists of Messrs. Anderson, Clark, and Peevey. A. Stephens Hutchcraft, Jr. served on the Audit Committee until his death on November 25, 1998. The Audit Committee held one meeting in 1998.

    - COMPENSATION COMMITTEE: The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the compensation arrangements of Amerigon's executive officers and administers Amerigon's 1997 Stock Option Plan and determines awards to be made thereunder. The Compensation Committee consists of Messrs. Anderson, Clark, and Peevey. A. Stephens Hutchcraft, Jr. served on the Compensation Committee until his death on November 25, 1998. The Compensation Committee held no meetings in 1998.

                       BOARD COMMITTEE MEMBERSHIP ROSTER
                             (as of April 23, 1999)

                           NAME                                  AUDIT        COMPENSATION
----------------------------------------------------------  ---------------  ---------------
Lon E. Bell...............................................
Richard A. Weisbart.......................................
Roy A. Anderson...........................................         X                X
Michael R. Peevey.........................................         X                X
John W. Clark.............................................         X                X

                            DIRECTORS' COMPENSATION

    No retainer, consulting, or other fees (other than reimbursement for expenses incurred in attending Board of Directors and committee meetings) are paid to Directors as consideration for their service to Amerigon in their capacity as Directors, except for the options described below.

    Pursuant to the 1997 Stock Option Plan, each Non-Employee Director of Amerigon is automatically granted options to purchase 1,000 shares of Amerigon's Common Stock on the first business day of each calendar year. The exercise price of these options is the fair market value of shares of Amerigon Class A Common Stock on the date of the grant and the option has a term of ten years (subject to reduction under certain circumstances).

                            STOCK PERFORMANCE GRAPH

    The graph below compares the performance of Amerigon's Class A Common Stock to that of the Nasdaq Stock Market--US Companies Index and the Nasdaq Non-Financial Index for the period commencing January 1, 1994 and ending December 31, 1998. During this period, Amerigon has been in the development stage.

    The indexes assume that the value of the investment in Amerigon's common stock and in each index was $100 on January 1, 1994. The total shareholder returns depicted in the graph are not necessarily indicative of future performance.

  COMPARISON OF CUMULTIVE TOTAL RETURN OF COMPANY, PEER GROUP AND BROAD MARKET

    Among Amerigon, Inc., Nasdaq Market Index and Peer Group (Nasdaq Non-Financial) Index

       COMPANY/INDEX/MARKET            1993       1994       1995       1996       1997       1998
-----------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                (DOLLARS)
Amerigon, Inc......................     100.00     120.00     107.50      58.75      25.00       3.44
Nasdaq Market Index--U.S. Cos......     100.00      97.75     138.26     170.01     208.58     293.21
Nasdaq Non-Financial Index.........     100.00      96.16     134.03     162.84     191.05     279.82

     OWNERSHIP OF AMERIGON STOCK BY DIRECTORS, OFFICERS, AND CERTAIN OTHERS

AMERIGON'S CLASS A COMMON STOCK

    The table below sets forth certain information regarding the beneficial ownership of Amerigon's Common Stock as of April 9, 1999 by (1) each person who is known by Amerigon to own beneficially more than 5% of the outstanding shares of Common Stock; (2) each director and/or nominee for director; (3) each of Amerigon's executive officers identified in the compensation table under "Executive Compensation" (the "Named Executive Officers"); and (4) all executive officers and directors of Amerigon as a group. Other than the Investors, by virtue of their rights under the Securities Purchase Agreement, Amerigon is not aware of any person who is not a Amerigon director, nominee for director or executive officer who beneficially owns more than 5% of the outstanding Class A Common Stock.

                                                                    AMOUNT BENEFICIALLY OWNED AND
NAME AND ADDRESS OF                                                     NATURE OF BENEFICIAL
BENEFICIAL OWNER (1)                                                       OWNERSHIP (10)          PERCENT OF CLASS
------------------------------------------------------------------  -----------------------------  -----------------
Lon E. Bell (2)(3)(4).............................................              713,644                     28.4%

Richard A. Weisbart (5)...........................................               20,698                        *

James L. Mertes (9)...............................................                2,887                        *

Scott O. Davis (6)................................................               10,267                        *

Daniel R. Coker (7)...............................................                5,566                        *

Roy A. Anderson (8)...............................................               14,000                        *

John W. Clark (8).................................................               13,500                        *

Michael R. Peevey (8).............................................                8,000                        *

All executive officers and directors as a group
 (8 persons) (2)(3)(4)(5)(6)(7)(8)(9).............................              788,562                     31.4%

------------------------

*   Holdings represent less than 1% of all shares outstanding.

NOTES TO STOCK OWNERSHIP TABLE:

(1) For all shareholders listed, the address is c/o Amerigon Incorporated, 5462 Irwindale Avenue, Irwindale, California 91706.

(2) 518,580 of the shares are held in an escrow which was created in connection with Amerigon's initial public offering. Dr. Bell has sole voting power over such shares, but has an economic interest in such shares only to the extent conditions for release from the escrow are satisfied. These shares are expected to convert to shares of Class B Common Shares on April 30, 1999. See "--Amerigon's Class B Common Stock" below.

(3) Includes an aggregate of 16,000 escrowed shares which Dr. Bell has transferred to three trusts created for the benefit of his children. Dr. Bell and his wife are co-trustees of these trusts and share voting power and investment power with respect to these shares. These shares are expected to convert to shares of Class B Common Shares on April 30, 1999. See "--Amerigon's Class B Common Stock" below.

(4) Dr. Bell has granted options to purchase an aggregate of 175,932 shares of his common stock to certain employees, former employees and consultants. Of these options, 129,223 are options to purchase escrowed shares, and these shares are expected to convert to shares of Class B Common Shares on April 30, 1999. See "-- Amerigon's Class B Common Stock" below. The shares of common stock covered by options granted by Dr. Bell have been tabulated only once for purposes of determining the beneficial ownership of all directors and officers as a group.

(5) Included in amounts are shares have vested or will vest within sixty (60) days of the record date and are included in 46,000 shares issuable upon exercise of options granted to such executive officer under Amerigon's 1993 and 1997 Stock Option Plans.

(6) Included in amounts are shares that have vested or will vest within sixty
    (60) days of the record date and are included in 8,000 shares issuable upon exercise of options granted to such executive officer under Amerigon's 1993 and 1997 Stock Option Plans.

(7) Included in amounts are shares that have vested or will vest within sixty
    (60) days of the record date and are included in 14,900 shares issuable upon exercise of options granted to such executive officer under Amerigon's 1993 and 1997 Stock Option Plans.

(8) Includes, as to each of Messrs. Anderson, Clark, and Peevey, 4,333, 3,333 and 2,333 shares, respectively, issuable upon exercise of options granted to such directors under Amerigon's 1993 Stock Option Plan and 1,000, 1,000, and 1,000, respectively, issuable upon exercise of options granted to such directors under Amerigon's 1997 Stock Option Plan and 8,677, 6,667 and 4,667, respectively issuable upon exercise of options granted to such directors outside of plans.

(9) These shares have vested or will vest within sixty (60) days of the record date and are included in 10,221 issuable upon exercise of Options granted to such executive officer under Amerigon's 1993 and 1997 Stock Option Plans.

(10) Adjusted to reflect the 1-for-5 reverse stock split that became effective on January 26, 1999, upon the filing of an amendment to the Articles of Incorporation of Amerigon. Amerigon's Class A Common Stock began trading on the adjusted basis on the Nasdaq SmallCap Market on January 28, 1999.

AMERIGON'S CLASS B COMMON STOCK

    In order to provide an incentive to Amerigon's management to achieve certain stock price and income targets, and as a condition of Amerigon's initial public offering in June 1993, Amerigon's original shareholders placed 600,000 shares (the "Escrow Shares") of Amerigon's Class A Common Stock into escrow pursuant to an escrow agreement by and among the original shareholders, Amerigon, and the escrow agent. The Escrow Shares were to have automatically been released from Escrow to the original Shareholders if Amerigon met or exceeded certain performance thresholds, and on April 30, 1999, all remaining Escrow Shares would convert into shares of Class B Common Stock and be released to each original shareholder who was an employee, director or consultant of Amerigon on April 30, 1999.

    The performance thresholds have not been not met, and on April 30, 1999 shares of Class B Common Stock will be released to Dr. Bell, and trusts for the benefit of Dr. Bell's children which Dr. Bell controls, because Dr. Bell is the only original shareholder who is still affiliated with Amerigon. Dr. Bell owns or controls 518,580 shares of escrowed common stock, but the shareholders' agreement contains a provision which limits the number of shares of escrowed Class A Common Stock which may be converted into Class B Common Stock to an amount which is three times the number of unescrowed shares of Class A Common Stock held by each original shareholder. Therefore, if, as of April 30, 1999, Dr. Bell holds or controls less than 172,860 shares, the number of shares of Class B Common Stock he receives will be reduced, with the forfeited shares reverting to Amerigon.

    While the Class B Common Stock has voting rights per share equivalent to the Class A Common Stock, the Class B Common Stock is neither transferable nor convertible and its rights with respect to dividends and liquidation distributions are inferior to those of the Class A Common Stock. Therefore, the Class B Common Stock has limited economic value.

    Pursuant to the Share Exchange Agreement, if the Financing Transaction is consummated, the Class B Common Stock will be redeemed and cancelled. See "APPROVAL OF THE EXCHANGE OF AMERIGON'S SHARES IN ITS ELECTRIC VEHICLE SUBSIDIARY PURSUANT TO THE SHARE EXCHANGE AGREEMENT-- Summary" on page 18, above.

                               CHANGE OF CONTROL

    The Financing Transaction, if consummated, will result in the Investors gaining voting control of Amerigon. The Investors will have shares constituting approximately 74% of the voting shares of Amerigon, and will have the right to elect five of the seven members of the Board of Directors.

    If the Financing Transaction is approved by the shareholders, upon the Closing the Board of Directors will adopt a resolution to change the number of directors to seven, and all members of the Board of Directors, other than John Clark, Dr. Bell, and Richard Weisbart, will resign effective as of the Closing.

    The options granted to the non-employee directors under the 1997 Stock Option Plan will vest automatically upon consummation of the Financing Transaction pursuant to the terms of the 1997 Stock Option Plan. Pursuant to the terms of the 1997 Stock Option Plan, the options granted to employees of Amerigon under the 1997 Stock Option Plan will also vest automatically upon consummation of the

Financing Transaction, unless prior to that time the committee appointed by the Board of Directors to administer the 1997 Stock Option Plan determines that there will be no acceleration.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND PERFORMANCE GRAPH INCLUDED IN THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT AMERIGON SPECIFICALLY INCORPORATES THE REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN, AND SHALL NOT BE DEEMED SOLICITING MATERIAL OR OTHERWISE DEEMED FILED UNDER EITHER OF SUCH ACTS.

    The directors comprising the Compensation Committee are Messrs Anderson, Clark, and Peevey. The Committee determines the compensation of the directors and executive officers of Amerigon, including the compensation in the form of stock options under Amerigon's 1997 Stock Option Plan.

    Amerigon's executive compensation programs are designed to provide competitive levels of compensation in order to attract, retain and motivate highly qualified employees; tie individual total compensation to individual and Amerigon performance; and align the interests of directors and executive officers with those of Amerigon's shareholders. Amerigon's executive compensation consists of three components: base salary, bonus and stock options.

    BASE SALARIES. In determining salaries for executive officers, the Committee reviews base salary ranges for competitive positions in the market. The Committee generally attempts to set base salary at or near the midpoint of prevailing salaries for comparable positions at comparable companies. In determining annual increases in base salary, the Committee considers (in addition to competitive factors) the recommendations of Amerigon's Chief Executive Officer and, in some instances, other members of senior management, although no officer makes recommendations or participates in decisions with respect to his or her own compensation. Management's recommendations and the Committee's determinations are based on a subjective assessment of the relative contributions made by the executive officer to the success of Amerigon in achieving its strategic objectives. Such contributions are measured on the basis of various subjective and objective criteria which are appropriate for the officer's position and responsibilities within Amerigon. Examples of such criteria include leadership, division or department performance relative to Amerigon's budget and strategic plan for the year, achievement of certain project milestones, and improvements in customer satisfaction.

    During 1998, Dr. Bell, Amerigon's Chief Executive Officer, received a base salary of $144,070, and was awarded a bonus of $57,705, which remains an accrued and unpaid obligation of Amerigon to Dr. Bell.

    BONUSES. The Committee may, in its discretion, award cash bonuses to executive officers as an additional performance incentive and to recognize extraordinary contributions to Amerigon's performance relative to its strategic plan. Such bonuses are subjectively determined by the Committee using substantially the same processes and factors as are described above for determining salary increases, but without regard to competitive factors. Given that Amerigon continued to incur operating losses in 1998, the Committee determined not to award a bonus to Dr. Bell with respect to such year. The Committee also favors performance-based bonuses relating to achievement of milestone objectives.

    CCS INCENTIVE BONUS PLAN. At its June 16, 1998 meeting, Amerigon's Board of Directors adopted a "Project CCS Incentive Bonus Plan" to provide incentives for all employees to contribute to the success of the CCS project. All full-time employees of Amerigon on or after January 1, 1998 are eligible participants in the Plan. Bonuses under the Plan are awarded and calculated based on whether certain sales and production goals for Climate Control Seats are achieved, with five different "tiers" of job classifications being eligible for bonuses of varying percentages of annual salary. These percentages increase proportionally with the degree of involvement in the development of CCS products of the employees in that classification. The production goals are: (1) receiving a supply contract for the installation of a fixed number of CCS units on model year 2000 vehicles, (2) receiving final authorization of product specifications and an authorization to ship products by April 1, 1999, and (3) completion of the first 90 days of production in substantial compliance with customer specifications and timetables. The largest bonus payable under the Plan would be awarded to "Tier I" employees (i.e., the Chief Executive Officer and the Chief Operating Officer) if all three goals were met, and would be equal to one year's salary.

    The Board concluded that the first goal was substantially met in 1998 and awarded and paid bonuses under the program to all eligible employees, with the exception of Messrs. Bell, Weisbart and Davis, who were awarded the appropriate bonuses but who have had their payments deferred due to Amerigon's liquidity situation.

    STOCK OPTIONS. Options to purchase Amerigon's Common Stock may be granted to executive officers under the 1997 Stock Option Plan in the discretion of the Compensation Committee. The Committee believes that such option grants link the interests of management and shareholders by incentifying management to build shareholder value.

    Stock options are typically granted to an executive officer as an inducement to commence employment with Amerigon. Thereafter, additional grants of stock options may be made to such executive officer in the discretion of the Compensation Committee to reward the performance of such officer or for other reasons. In determining option grants, the Compensation Committee considers a number of factors (including the officer's performance, his or her position within Amerigon, and the number of shares or options currently held by the officer), although the Compensation Committee does not attach greater weight to any one factor over the others.

    INTERNAL REVENUE CODE SECTION 162(M). Given the current compensation levels of Amerigon's executive officers and Amerigon's reported losses for federal income tax purposes, the Committee does not presently anticipate that the limitation contained in Section 162(m) of the Internal Revenue Code will affect the deductibility of compensation paid by Amerigon to its executive officers.

    CONTRACTUAL RESTRICTION ON INCREASES IN EXECUTIVE COMPENSATION. In connection with Amerigon's public offering completed in March, 1997, Amerigon agreed with the underwriter for the public offering that Amerigon would not, until after March 18, 1998, increase the compensation of any of its executive officers above the amounts paid to such officers as of October 8, 1996.

                                          Roy A. Anderson
                                          Michael R. Peevey
                                          John W. Clark

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended December 31, 1998, Roy A. Anderson, Michael R. Peevey and John W. Clark comprised the Compensation Committee.

    Dr. Bell and Mr. Clark have interests in matters submitted to the shareholders. See "INTERESTS OF CERTAIN PERSONS IN CERTAIN MATTERS TO BE ACTED UPON" on page 6, above.

           EXECUTIVE COMPENSATION, PENSION PLANS & OTHER ARRANGEMENTS

EXECUTIVE BIOGRAPHIES

    The positions and biographical descriptions of DR. BELL and MR. WEISBART are included under "NOMINEES FOR THE BOARD OF DIRECTORS."

    MR. COKER, 45, is Vice President of Sales and Marketing, a position he has held since joining Amerigon in March 1996. Previously, he worked with Arvin, Inc., a tire pressure sensor manufacturer, from 1986 through 1995 as Vice President and General Manager of North American Operations. Mr. Coker received his bachelor's degree from Tennessee Technological University in 1974.

    MR. MERTES, 45, has served as Vice President of Quality and Operations since 1994. He joined Amerigon in December 1993 as Vice President of Quality. Immediately prior to joining Amerigon, Mr. Mertes was Director of Quality at TRW Sensor Operations, a unit of TRW Inc., for two years.

    MR. DAVIS, 52, served as Amerigon's Chief Financial Officer, a position he had held since joining Amerigon in June 1997. Previously, he was Chief Financial Officer for Broadcom Corporation from 1995 through 1997 and Chief Financial Officer for PairGain Technologies from 1991 through 1994. Mr. Davis received his bachelor's degree from the University of California at Santa Barbara in 1968 and a master's degree in business administration from the University of California at Los Angeles in 1974. Mr. Davis resigned from Amerigon as of April 2, 1999.

SUMMARY EXECUTIVE COMPENSATION TABLE

    The following table sets forth information on the compensation of Amerigon's Chief Executive Officer and its three most highly compensated executive officers earning at least $100,000 in 1998 (the "Named Executive Officers") for each of the three most recent fiscal years.

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                                                    -----------------
                                                           ANNUAL COMPENSATION         SECURITIES
                                                          ---------------------        UNDERLYING
NAME/POSITION                                       YEAR   SALARY      BONUS          OPTIONS(#)(3)
--------------------------------------------------  ----  --------  -----------     -----------------
Lon E. Bell.......................................  1998  $144,070  $    57,705(1)             8000
 Chairman of the Board and                          1997  $134,784  $         0                   0
 Chief Executive Officer                            1996  $140,071  $         0                   0

Richard A. Weisbart...............................  1998  $190,337  $    79,205(1)           16,000
 President and Chief Operating Officer              1997  $120,692  $    45,000(2)           30,000

Daniel R. Coker...................................  1998  $150,722  $    42,669              14,000
 Vice President of Sales and Marketing              1997  $138,170  $    36,667                 900
                                                    1996  $ 91,664  $    21,528               1,000

James L. Mertes...................................  1998  $104,942  $    41,401               8,000
 Vice President of Quality and Operations           1997  $105,234  $    20,500               2,221
                                                    1996  $ 81,920  $     9,500                   0

Scott O. Davis....................................  1998  $117,895  $     9,787(1)                0
 Chief Financial Officer                            1997  $ 61,302  $     8,000               8,000

------------------------

(1) Bonus was awarded in 1998, but has not yet been paid.

(2) Bonus was awarded in 1997, but was paid in 1998.

(3) The number of stock options have been adjusted to reflect the 1-for-5 reverse stock split that became effective on January 26, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table presents additional information concerning the stock options shown in the Summary Compensation Table and granted to the named executive officers for fiscal year 1998:

                                                       PERCENT OF                             POTENTIAL REALIZABLE
                                                          TOTAL                                 VALUE AT ASSUMED
                                           NUMBER OF     OPTIONS                              ANNUAL RATES OF STOCK
                                          SECURITIES   GRANTED TO                              PRICE APPRECIATION
                                          UNDERLYING    EMPLOYEES                                FOR OPTION TERM
                                            OPTION      IN FISCAL   EXERCISE OR  EXPIRATION   ---------------------
NAME/POSITION                               GRANTED       YEAR      BASE PRICE      DATE         5%         10%
----------------------------------------  -----------  -----------  -----------  -----------  ---------  ----------
Lon E. Bell.............................       8,000         6.6%    $    3.45     6/14/2008  $  17,357  $   43,987
 Chairman of the Board and
 Chief Executive Officer

Richard A. Weisbart.....................      16,000        13.2%    $    3.45     6/14/2008  $  34,715  $   87,975
 President and Chief Operating Officer

Daniel R. Coker.........................       6,000         5.0%    $    3.45     6/14/2008  $  13,018  $   32,990
 Vice President of Marketing                   8,000         6.6%    $   11.40     1/26/2008  $  57,335  $  145,228
 and Sales

Scott Davis.............................           0           0%          n/a           n/a        n/a         n/a

James L. Mertes.........................       6,000         5.0%    $    3.45     6/14/2008  $  13,018  $   32,990
 Vice President of Quality                     2,000         1.7%    $   11.40     1/26/2008  $  14,334  $   36,322
 and Operations

------------------------

Note: The number of stock options have been adjusted to reflect the 1-for-5 reverse stock split that became effective on January 26, 1999.

                 AGGREGATE OPTION EXERCISES AND YEAR-END VALUES

    None of the Named Executive Officers exercised any options during 1998, or held "in the money" options as of December 31, 1998, which were granted to them by Amerigon. The following table sets forth information concerning the number of unexercised stock options held by the named executive officers on December 31, 1998.

                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED
                                                                 OPTIONS AT DECEMBER 31, 1998
                                                                 ----------------------------
NAME                                                              EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------------  -------------  -------------
Lon E. Bell....................................................            0          8,000

Richard A. Weisbart............................................        9,999         36,001

Scott O. Davis.................................................        2,667          5,333

Daniel R. Coker................................................          900         14,000

James L. Mertes................................................        1,688          8,533

------------------------

Note: The number of stock options have been adjusted to reflect the 1-for-5 reverse stock split that became effective on January 26, 1999.

                              CERTAIN TRANSACTIONS

    Dr. Bell, Mr. Clark and certain affiliates of Dr. Bell are parties to certain business contracts and arrangements of Amerigon. In addition to reviewing the following paragraphs, please refer to "INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON" on page 6, above.

    Concurrent with the execution of the Securities Purchase Agreement, an affiliate of the Investors provided a secured credit facility (the "Bridge Loan") to the Company for up to $1.2 million which bears interest at 10% per annum and matures on the earlier of September 30, 1999 or the completion of the Financing Transaction. As additional consideration for the Bridge Loan, the Company issued detachable five year warrants to purchase 300,000 shares of Class A Common Stock at $1.03 per share, subject to adjustment. The bridge warrants will be cancelled upon the completion of the Financing Transaction. The Bridge Loan is secured by a lien on virtually all of the Company's assets and there are numerous conditions to making each borrowing under the Bridge Loan. The Bridge Loan is necessary to allow the Company to continue operations pending the closing of the Financing Transaction.

    Prior to the formation of AEVT Incorporated, Dr. Bell and Amerigon agreed that Dr. Bell would personally reimburse Amerigon for the funds expended by Amerigon since August 1, 1998 relating to the operation of the electric vehicle program in exchange for a 15% interest in the company that would eventually be formed to hold Amerigon's electric vehicle assets. Dr. Bell's obligation to make payments to reimburse Amerigon then started to accrue, and eventually totaled approximately $88,000. This obligation was satisfied on March 30, 1999, when Dr. Bell made an $88,000 payment to Amerigon, and received 15% of the common stock of AEVT.

    Amerigon leases its current facilities from Dillingham Partners, an entity that is 60% controlled by Dr. Bell. Amerigon has determined that the lease is on terms no less favorable to Amerigon than those which could be obtained from unaffiliated parties.

    Dr. Bell, Chairman of the Board and the principal shareholder of Amerigon, co-founded CALSTART in 1992, served as its interim President, and for the last five years has served on CALSTART's Board of Directors and is a member of its Executive Committee. Included in accounts receivable at December 31, 1997 and 1998 was a receivable owed to Amerigon from CALSTART of $153,000 and $41,000, respectively, relating primarily to amounts withheld from payments made by CALSTART under several grant programs.

    Dr. David Bell, Dr. Lon Bell's son, is employed as a full time director-level employee in Amerigon's electric vehicle and radar divisions. Dr. David Bell was hired on terms and conditions and with compensation and responsibilities, standard and consistent with employees in similar positions.

                            INDEPENDENT ACCOUNTANTS

    PriceWaterhouseCoopers LLP served as Amerigon's independent accountants for the fiscal year ended December 31, 1998, and is expected to continue to serve in such capacity for the current year. A representative of PriceWaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so choose. They will also be available to respond to appropriate questions at such time.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of the relevant forms and written representations furnished to Amerigon, there were five reports required by Section 16(a) of the Exchange Act that were not timely filed during the fiscal year ended December 31, 1998. Each of Messrs. Bell, Clark, Peevey, and Hutchcraft reported transactions on a Form 5, Annual Statement of Changes in Beneficial Ownership, which was not timely filed; Mr. Coker failed to report a change of beneficial ownership by timely filing a Form 5; and Messrs. Bell and Hutchcraft reported transactions on a Form 4, Statement of Changes of Beneficial Ownership, which was not timely filed.

                                 OTHER MATTERS

    If any matters not referred to in this proxy statement should properly come before the meeting, your "proxy" will vote your shares represented by the proxy in accordance with his or her judgment. We are not aware of any such matters which may be presented for action at the meeting. Your proxy may also vote your shares on matters regarding the conduct of the meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

    As required by law, Amerigon files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information contain additional information about Amerigon. You can inspect and copy these materials at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov."

    The Commission allows Amerigon to "incorporate by reference" information into this proxy statement, which means that Amerigon can disclose important information by referring you to another document filed separately with the Commission. Information incorporated by reference is considered part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement. This proxy statement incorporates by reference the information contained in the following document previously filed by Amerigon with the Commission (Commission file number 0-21810):

        Amerigon's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

    If you are a stockholder of Amerigon and would like to receive a copy of any document incorporated by reference into this proxy statement (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this proxy statement), you should write to Amerigon Incorporated, 5462 Irwindale Avenue, Irwindale, California 91706. In order to ensure timely delivery of the documents you request, you should make your request by May 10, 1999.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT. AMERIGON HAS NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 21, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY LATER DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

/s/ RICHARD A. WEISBART

President and Chief Operating Officer

                                                                      APPENDIX A

                             AMERIGON INCORPORATED
                         SECURITIES PURCHASE AGREEMENT
                                 MARCH 29, 1999

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
ARTICLE I. PURCHASE AND SALE OF STOCK AND WARRANTS.........................................................        A-1
     1.1   Sale and Issuance of Series A Preferred Stock and Warrants......................................        A-1
     1.2   Closing.........................................................................................        A-1

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................           A-1
      2.1  Organization, Good Standing and Qualification...................................................        A-2
      2.2  Capitalization and Voting Rights................................................................        A-2
      2.3  Subsidiaries....................................................................................        A-2
      2.4  Authorization...................................................................................        A-3
      2.5  Valid Issuance of Preferred and Class A Common Stock............................................        A-3
      2.6  Consents........................................................................................        A-3
      2.7  Offering........................................................................................        A-3
      2.8  Litigation......................................................................................        A-4
      2.9  Proprietary Information Agreements..............................................................        A-4
      2.10 Patents and Trademarks..........................................................................        A-4
      2.11 Compliance with Other Instruments...............................................................        A-4
      2.12 Agreements; Action. Except as set forth on the Disclosure Schedules:............................        A-5
      2.13 Related-Party Transactions......................................................................        A-5
      2.14 SEC Documents and Financial Statements..........................................................        A-6
      2.15 Changes.........................................................................................        A-6
      2.16 Tax Returns.....................................................................................        A-6
      2.17 Permits.........................................................................................        A-7
      2.18 Environmental and Safety Laws...................................................................        A-7
      2.19 Disclosure......................................................................................        A-7
      2.20 Registration Rights.............................................................................        A-7
      2.21 Current Public Information......................................................................        A-7
      2.22 No General Solicitation.........................................................................        A-7
      2.23 No Integrated Offering..........................................................................        A-7
      2.24 Corporate Documents.............................................................................        A-8
      2.25 Title to Property and Assets....................................................................        A-8
      2.26 Foreign Corrupt Practices.......................................................................        A-8
      2.27 Insurance.......................................................................................        A-8
      2.28 Employee Benefit Plans..........................................................................        A-8
      2.29 Labor Agreements and Actions....................................................................        A-8
      2.30 Year 2000 Compliance............................................................................        A-8
      2.31 Computer and Communication Infrastructure.......................................................        A-9

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS...............................................        A-9
      3.1  Authorization...................................................................................        A-9
      3.2  Purchase Entirely for Own Account...............................................................        A-9
      3.3  Accredited Investor.............................................................................        A-9
      3.4  Restricted Securities...........................................................................        A-9
      3.5  Legends.........................................................................................        A-9

ARTICLE IV. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING................................................       A-10
      4.1  Representations and Warranties..................................................................       A-10
      4.2  Performance.....................................................................................       A-10
      4.3  Compliance Certificate..........................................................................       A-10
      4.4  Qualifications..................................................................................       A-10

                                                                                                               PAGE
                                                                                                             ---------
     4.5   Shareholder Approval............................................................................       A-10
     4.6   Certificate of Determination....................................................................       A-10
     4.7   Due Diligence...................................................................................       A-10
     4.8   Proceedings and Documents.......................................................................       A-10
     4.9   No Material Adverse Effect......................................................................       A-10
     4.10  Proceeding or Litigation........................................................................       A-10
     4.11  Opinion of Company Counsel......................................................................       A-10
     4.12  Redemption......................................................................................       A-11
     4.13  Investors' Rights Agreement.....................................................................       A-11
     4.14  Board of Directors..............................................................................       A-11
     4.15  Loan Documents..................................................................................       A-11

ARTICLE V. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING..............................................       A-11
     5.1   Representations and Warranties..................................................................       A-11
     5.2   Payment of Purchase Price.......................................................................       A-11
     5.3   Qualifications..................................................................................       A-11
     5.4   Shareholder Approval............................................................................       A-11
     5.5   Investment Representation.......................................................................       A-11
     5.6   Credit Agreement................................................................................       A-11

ARTICLE VI. OTHER AGREEMENTS............................................................................          A-12
      6.1  Conduct of Business.............................................................................       A-12
      6.2  Access to Information...........................................................................       A-13
      6.3  Other Discussions; Break Up Arrangement.........................................................       A-13
      6.4  Proxy Statement.................................................................................       A-14
      6.5  Shareholders' Meeting...........................................................................       A-14
      6.6  Public Disclosure...............................................................................       A-14
      6.7  Reasonable Efforts..............................................................................       A-14
      6.8  Board of Directors..............................................................................       A-14
      6.9  Bridge Loan.....................................................................................       A-14
      6.10 Notification of Certain Matters.................................................................       A-14
      6.11 Indemnification.................................................................................       A-15

ARTICLE VII. MISCELLANEOUS.................................................................................       A-15
      7.1  Survival........................................................................................       A-15
      7.2  Successors and Assigns..........................................................................       A-15
      7.3  Governing Law...................................................................................       A-15
      7.4  Titles and Subtitles............................................................................       A-15
      7.5  Notices.........................................................................................       A-15
      7.6  Finder's Fee....................................................................................       A-15
      7.7  Expenses........................................................................................       A-16
      7.8  Amendments and Waivers..........................................................................       A-16
      7.9  Severability....................................................................................       A-16
      7.10 Termination.....................................................................................       A-16
      7.11 Aggregation of Stock............................................................................       A-16
      7.12 Entire Agreement................................................................................       A-16
      7.13 Counterparts....................................................................................       A-16

SCHEDULE A      Schedule of Investors
SCHEDULE B      Disclosure Schedules
EXHIBIT A       Certificate of Determination
EXHIBIT B       Contingent Common Stock Purchase Warrants
EXHIBIT C       Investors' Rights Agreement
EXHIBIT D       Opinion of Counsel for the Company
EXHIBIT E       Share Exchange Agreement
EXHIBIT F       Credit Agreement
EXHIBIT G       Articles of Incorporation
EXHIBIT H       Bylaws

                         SECURITIES PURCHASE AGREEMENT

    THIS SECURITIES PURCHASE AGREEMENT is made on the 29th day of March, 1999, by and among Amerigon Incorporated, a California corporation (the "Company"), and the investors listed on SCHEDULE A hereto (each, an "Investor" and collectively, the "Investors").

    THE PARTIES HEREBY AGREE AS FOLLOWS:

                                   ARTICLE I.
                    PURCHASE AND SALE OF STOCK AND WARRANTS

    1.1  SALE AND ISSUANCE OF SERIES A PREFERRED STOCK AND WARRANTS.

        (a) The Company shall adopt and file with the Secretary of State of California on or before the Closing (as defined below) the Certificate of Determination of Rights, Preferences and Privileges of the Series A Preferred Stock in the form attached hereto as EXHIBIT A (the "Certificate of Determination").

        (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing, (i) that number of shares of Company's Series A Preferred Stock, no par value ("Series A Preferred Stock"), which is convertible into the Company's Class A Common Stock, no par value ("Class A Common Stock") and (ii) Warrants (the "Warrants") to purchase that number of shares Class A Common Stock (the "Warrant Shares") set forth opposite each Investor's name on SCHEDULE A hereto for the purchase price set forth thereon. The Warrants will be subject to the terms and conditions set forth in the form of Contingent Common Stock Purchase Warrants attached hereto as EXHIBIT B (the "Stock Purchase Warrants"). The Series A Preferred Stock being purchased hereunder, the Class A Common Stock issuable upon conversion of such Series A Preferred Stock, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities."

1.2 CLOSING.

    The purchase and sale of the Series A Preferred Stock and the Warrants being purchased hereunder shall take place at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, at 10:00 A.M., on June 2, 1999, or at such other time and place as the Company and the Investors mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the Series A Preferred Stock and duly executed Stock Purchase Warrants representing the Warrants that such Investor is purchasing against payment of the purchase price therefor by bank cashier's check, wire transfer, cancellation of indebtedness or any combination thereof. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company. In addition, at the Closing the Company shall deliver to any Investor choosing to pay any part of the purchase price of the Series A Preferred Stock and Warrants by cancellation of indebtedness, a check in the amount of any interest accrued on such indebtedness through the Closing.

                                  ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as set forth on the disclosure schedules to this Agreement (the "Disclosure Schedules"), each such schedule being numbered to correspond to the section of this Agreement to which it applies, the Company hereby represents and warrants to each Investor that:

    2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power to own its properties and carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it has employees, maintains offices, leases or owns real property or is otherwise required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below). For purposes of this Agreement, "Material Adverse Effect" shall mean any event, circumstance or condition pertaining to the Company's business, assets, liabilities or operations that, individually or in the aggregate, is, or could reasonably be expected to be, materially adverse to the business, operations, assets or liabilities (including without limitation contingent liabilities), employee relationships, customer or supplier relationships, prospects, projected results of operations or cash flow for the years ending December 31, 1999, 2000 or 2001, or the condition (financial or otherwise) of the Company.

    2.2 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

        (a) PREFERRED STOCK. 5,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"), of which 9,000 shares have been designated Series A Preferred Stock and up to all of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Company's Certificate of Determination. No other series of Preferred Stock has been designated and, except for the shares of Series A Preferred Stock being sold pursuant to this Agreement, no shares of Preferred Stock are, or will be at the Closing, outstanding.

        (b) COMMON STOCK. 20,000,000 shares of Class A Common Stock, of which 2,510,088 shares are issued and outstanding, and 600,000 shares of Class B Common Stock, no par value ("Class B Common Stock"), none of which are issued and outstanding as of the date hereof. The Class A Common Stock and Class B Common Stock are together referred to herein as "Common Stock." The holders of the Class B Common Stock and the number of shares held by such shareholders are set forth on the Disclosure Schedules.

        (c) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

        (d) Except for (i) the conversion privileges of the Series A Preferred Stock to be issued under this Agreement, (ii) the rights provided in the Investors' Rights Agreement, (iii) currently outstanding options to purchase 210,169 shares of Class A Common Stock granted to consultants or employees pursuant to the Company's Stock Option Plans (the "Option Plans") listed on the Disclosure Schedules, and (iv) the options, warrants or rights set forth on the Disclosure Schedules, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or securities convertible into or exercisable for shares of capital stock. In addition to the aforementioned options, the Company has reserved an additional 52,848 shares of its Class A Common Stock for purchase upon exercise of options to be granted in the future under the Option Plans. All such shares of capital stock issuable pursuant to the rights or agreements set forth in this Section 2.2(d) will be, upon issuance, duly and validly issued, fully paid and nonassessable. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

    2.3 SUBSIDIARIES. Except as set forth on the Disclosure Schedules, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. Except as set forth on the Disclosure Schedules, the Company is not a participant in any joint venture, partnership, or similar arrangement.

    2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Stock Purchase Warrants, and the Investors' Rights Agreement (attached hereto as Exhibit C), the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), sale and issuance of the Series A Preferred Stock and the Warrants being sold hereunder, the Class A Common Stock issuable upon conversion of the Series A Preferred Stock and the Warrant Shares has been taken or will be taken prior to the Closing. This Agreement, the Stock Purchase Warrants, and the Investors' Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

    2.5 VALID ISSUANCE OF PREFERRED AND CLASS A COMMON STOCK. The Series A Preferred Stock that is being purchased by the Investors hereunder is duly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of liens, claims, and encumbrances of the Company and of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws. The Class A Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement is duly authorized and reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Determination, will be duly and validly issued, fully paid and nonassessable and will be free of liens, claims and encumbrances of the Company and of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws. The Warrants are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of liens, claims and encumbrances of the Company and of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws. The Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable, and will be free of liens, claims, and encumbrances of the Company and of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws.

    2.6 CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (i) the filing of a Notice of Transaction pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within the time prescribed by law; (ii) the filing of a Form D pursuant to Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), which filing will be effected within the required statutory period; (iii) the filing and distribution of a proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to the special meeting of shareholders to be held to approve this Agreement and the transactions and agreements contemplated hereby; (iv) such other filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period; (v) the approval of this Agreement and the transactions and agreements contemplated hereby by the requisite vote of the Company's shareholders; (vi) the consents set forth on the Disclosure Schedules; and (vii) the filing of an Application for the Listing of Additional Shares with Nasdaq.

    2.7 OFFERING. Subject to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series A Preferred Stock and the Warrants as contemplated by this Agreement are exempt from the registration requirements of the Securities Act , and the qualification or registration requirements of applicable state securities laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

    2.8 LITIGATION. There is no action, suit, proceeding or investigation pending, or to the Company's knowledge, currently threatened against the Company, except as which individually or in the aggregate would not have a Material Adverse Effect. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth on the Disclosure Schedules, there is no material action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

    2.9 PROPRIETARY INFORMATION AGREEMENTS. Each employee, officer and consultant of the Company has executed a proprietary information and inventions agreement in the form set forth on the Disclosure Schedules. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

    2.10 PATENTS AND TRADEMARKS. The Company owns or licenses from another person all inventions, patents, patent rights, computer software, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the "Intellectual Property") necessary for its business as presently conducted without any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others. The Disclosure Schedules contain a complete list of all such patents, patent rights, registered trademarks, registered service marks, registered copyrights, all agreements related to the foregoing, and all agreements pursuant to which the Company licenses Intellectual Property from or to a third party (excluding "shrink wrap" license agreements relating solely to off the shelf software which is not material to the Company's business). All Intellectual Property owned by the Company is owned free and clear of all liens, adverse claims, encumbrances, or restrictions, except for restrictions contained in the terms of the licenses listed in the Disclosure Schedules. All Intellectual Property licensed by the Company is the subject of a license agreement which is legal, valid, binding and enforceable and in full force and effect. The consummation of the transactions contemplated hereby will not result in the termination or impairment of the Company's ownership of, or right to use, any Intellectual Property. The Company has a valuable body of trade secrets, including know-how, concepts, business plans, and other technical data (the "Proprietary Information") for the development, manufacture and sale of its products. The Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others. The Company is not aware, after reasonable investigation, that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business.

    2.11 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement, the Investors' Rights Agreement, and the Stock Purchase Warrants by the Company, the performance by the Company of its obligations under the Certificate of Determination, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Series A Preferred Stock being sold pursuant hereto, the Class A Common Stock issuable upon the conversion of such Series A Preferred Stock, the Warrants and the Warrant Shares) will not (i) result in a violation of the Company's Articles of Incorporation or Bylaws, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its properties is subject, or result in a violation of any material law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in violation of its

Articles of Incorporation, Bylaws or other organizational documents, or of any judgment, order, writ, decree, law, rule or regulation to which the Company or its properties is subject. The Company is not in default (and no event has occurred which, with notice or lapse of time or both, would put the Company in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party or any of its properties is subject. The Company is not in violation of the listing requirements of the Nasdaq Small Cap market ("NASDAQ") and does not reasonably anticipate that the Class A Common Stock will be delisted by NASDAQ for the foreseeable future.

    2.12  AGREEMENTS; ACTION.  Except as set forth on the Disclosure Schedules:

        (a) there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof, other than the agreements explicitly contemplated hereby.

        (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company, in excess of $50,000, other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business,
    (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, other than licenses arising from the purchase of "off the shelf" or other standard products, or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services.

        (c) Since the date of the most recent audited balance sheet provided to the Investors by the Company, the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000,
    (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or guaranteed the obligations of any person, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

        (d) There are no other agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that are material to the conduct of the Company's business.

        (e) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

    2.13 RELATED-PARTY TRANSACTIONS. Except as set forth in the Disclosure Schedules, no employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own less than 5% of the outstanding stock of one or more publicly traded companies that may compete with the Company. Except as set forth on the Disclosure Schedules, no employee, officer or director of the Company or member of his or her immediate family is directly or indirectly interested in any material contract with the Company.

    2.14 SEC DOCUMENTS AND FINANCIAL STATEMENTS. Since January 1, 1997, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, with amendments read together with underlying documents, are referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved and fairly and accurately present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the most recent audited balance sheet provided to the Investors by the Company, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in such financial statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

    2.15 CHANGES. Except as set forth on the Disclosure Schedules, since December 31, 1998 there has not been:

        (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Company's financial statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

        (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company;

        (c) any waiver by the Company of a valuable right or of a material debt owed to it;

        (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company;

        (e) any amendment to or termination of a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

        (f) any material change in any compensation arrangement or agreement with any employee; or

        (g) any agreement or commitment by the Company to do any of the things described in this Section 2.15.

    2.16 TAX RETURNS. The Company has timely filed all tax returns (federal, state and local) required to be filed by it and such tax returns are true and correct in all material respects. In addition, (i) the Company has not requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any taxes are pending or outstanding, (ii) no claim for taxes has become a lien against the property of the Company or is being asserted against the Company other than liens for taxes not yet due and payable, (iii) no audit of any tax return of the Company is being conducted by a tax authority, (iv) no extension of the statute of limitations on the assessment of any taxes has been granted to, by or applied for by, the Company and is currently in effect, and (v) there is no agreement, contract or arrangement to which the Company is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Internal Revenue Code.

    2.17 PERMITS. The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business ("Permits"). The Company is not in default under any of such Permits. The Disclosure Schedules set forth an accurate and complete list of all such Permits.

    2.18 ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable material statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

    2.19 DISCLOSURE. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series A Preferred Stock and Warrants and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. This Agreement (including all the Exhibits and Schedules hereto read together with the SEC documents) does not contain any untrue statement of a material fact or omit a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

    2.20 REGISTRATION RIGHTS. Except as set forth on the Disclosure Schedules and the rights granted pursuant to the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

    2.21 CURRENT PUBLIC INFORMATION. The Company is currently eligible to register the resale of its Class A Common Stock on a registration statement on Form S-3 under the Securities Act.

    2.22 NO GENERAL SOLICITATION. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

    2.23 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offerers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act.

    2.24 CORPORATE DOCUMENTS. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Articles of Incorporation and Bylaws of the Company are in the form attached hereto as EXHIBIT G and EXHIBIT H, respectively.

    2.25 TITLE TO PROPERTY AND ASSETS. The property and assets the Company owns are owned by the Company free and clear of all mortgages, liens, loans and encumbrances, except (i) as reflected in the Company's financial statements included in the SEC Documents, (ii) for mechanic's, workmen's, repairmen's, warehousemen's, carrier's or similar liens arising or incurred in the ordinary course of business and which, individually or in the aggregate, are not material, and (iii) for statutory liens for the payment of current taxes that are not yet delinquent. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i), (ii) and
(iii) above.

    2.26 FOREIGN CORRUPT PRACTICES. Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

    2.27 INSURANCE. The Disclosure Schedules set forth a complete and accurate list of all insurance policies maintained by the Company and a summary of the coverage provided by such policies.

    2.28 EMPLOYEE BENEFIT PLANS. The Disclosure Schedules set forth a complete and accurate list of all employment contracts, deferred compensation agreements, bonus plans, incentive plans, profit sharing plans, retirement agreements or other agreements, plans or arrangements relating to compensation or benefits provided to the Company's employees. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment and the agreements, plans and arrangements set forth on the Disclosure Schedules. The Disclosure Schedules contain a complete and accurate list of all of the Company's employees, their current rates of compensation, date of hire, and job title.

    2.29 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company.

    2.30 YEAR 2000 COMPLIANCE. All of the Company's products currently being sold and under development and all computer software and hardware (including microcode, firmware, system and application programs, files, databases, computer services and microcontrollers), including those embedded in computer and noncomputer equipment contained in the Company's products currently being sold and under development are Year 2000 Compliant, except to the extent that they may be used or interfaced with other software, data or operating systems that are not Year 2000 Compliant. All of the Company's internal computer systems are Year 2000 Compliant, except that the Company makes no such representation with respect to off-the-shelf software that is used in the Company's internal computer systems the failure or malfunctioning of which would not have a material adverse effect on the Company. To its knowledge, the Company is not relying on the products or services of any third party whose systems are not Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" shall mean that such products and data and information systems and any such data, information or other files or software it uses, individually and in combination, completely and accurately record, store, process, calculate and present data involving dates before, on or after January 1, 2000; specifically: (i) no value for a current date will cause any interruption in operation; (ii) date-based functionality will behave consistently when dealing with dates before, on or after January 1, 2000; (iii) no abnormal endings or incorrect results will be produced when working with dates before, on or after January 1, 2000; (iv) in all interfaces and data storage, the century will be specified explicitly and will be unambiguously derived; and (v) year 2000 will be recognized as a leap year.

    2.31 COMPUTER AND COMMUNICATION INFRASTRUCTURE. The Company's computer and communication infrastructure is adequate to conduct its business as a supplier of automobile parts. The Company is in compliance with QS9000.

                                  ARTICLE III.
                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

    Each Investor hereby represents, warrants and covenants that:

    3.1 AUTHORIZATION. Such Investor has full power and authority to enter into this Agreement and the Investors' Rights Agreement, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

    3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Securities will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same; provided, however, that such Investor may make distributions of any such Securities to such Investor's affiliates.

    3.3 ACCREDITED INVESTOR. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

    3.4 RESTRICTED SECURITIES. Such Investor understands that the Securities it is purchasing under this Agreement are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. Each Investor understands that such Investor is acquiring certain registration rights pursuant to the Investors' Rights Agreement with respect to the registration for resale of the Class A Common Stock issuable upon conversion of the Series A Preferred Stock and the Class A Common Stock issuable upon exercise of the Warrants.

    3.5 LEGENDS. Such Investor understands that the certificates evidencing the Securities may bear a legend in substantially the following form:

        "These securities have not been registered under the Securities Act of 1933, as amended (the "Act"). They may not be sold, offered for sale, pledged or hypothecated unless (i) a registration statement is in effect with respect to the securities or (ii) an exemption from registration is available under the Act."

                                  ARTICLE IV.
                CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING

    The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, any or all of which may be waived with respect to an Investor by such Investor's written consent thereto:

    4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

    4.2 PERFORMANCE. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

    4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

    4.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

    4.5 SHAREHOLDER APPROVAL. The Company shall have obtained the requisite approval of this Agreement and the transactions contemplated hereby, including but not limited to the Investors' Rights Agreement, by its shareholders.

    4.6 CERTIFICATE OF DETERMINATION. The Company shall have filed the Certificate of Determination with the California Secretary of State and shall have provided evidence satisfactory to the Investors that such filing has been made.

    4.7 DUE DILIGENCE. Each of the Investors shall have received from the Company all the information that such Investor has theretofore requested and which such Investor believes is reasonably necessary to enable it to make the investment decision contemplated by this Agreement.

    4.8 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

    4.9 NO MATERIAL ADVERSE EFFECT. No event, circumstance or condition shall have occurred which has, or could reasonably be expected to have, a Material Adverse Effect.

    4.10 PROCEEDING OR LITIGATION. No restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to this Agreement or the transactions contemplated hereby which makes the consummation of such transactions illegal or which otherwise prohibits the consummation of such transactions. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

    4.11 OPINION OF COMPANY COUNSEL. Each Investor shall have received from O'Melveny & Myers, LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as EXHIBIT D.

    4.12 REDEMPTION. The Company shall have entered into a legally binding and enforceable agreement providing for the redemption of all outstanding Class B Common Stock into which Class A Common Stock currently held in escrow is converted or convertible, subject only to the prior closing of the transaction contemplated by this Agreement, either in accordance with the terms of the Share Exchange Agreement attached hereto as EXHIBIT E, or, otherwise, on terms and conditions satisfactory to the Investors, in their sole discretion.

    4.13 INVESTORS' RIGHTS AGREEMENT. The Company shall have executed and delivered to the Investors the Investors' Rights Agreement in the form attached hereto as EXHIBIT C.

    4.14 BOARD OF DIRECTORS. Resolutions shall have been adopted by the Board of Directors to increase the authorized number of directors of the Company to seven (7) effective as of the Closing, and all of the Company's directors, except John Clark, Lon Bell and Richard Weisbart, shall have tendered their resignations to be effective as of the Closing.

    4.15 LOAN DOCUMENTS. No Event of Default, as that term is defined in the Credit Agreement attached hereto as EXHIBIT F ("Credit Agreement"), shall have occurred and remain uncured at the time of the Closing.

                                   ARTICLE V.
               CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

    The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Company or that Investor, as the case may be, any or all of which may be waived by the Company's written consent thereto:

    5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

    5.2 PAYMENT OF PURCHASE PRICE. Each Investor shall have delivered the purchase price specified in Section 1.2.

    5.3 QUALIFICATIONS. All material authorizations, approvals or permits of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement and which are set forth in this Agreement or on the Disclosure Schedules shall be duly obtained and effective as of the Closing.

    5.4 SHAREHOLDER APPROVAL. The Company shall have obtained the requisite approval of this Agreement and the transactions contemplated hereby, including but not limited to the Investors' Rights Agreement, by its shareholders.

    5.5 INVESTMENT REPRESENTATION. The Company shall have obtained from each Investor a representation that such Investor has received from the Company all the information that such Investor has requested for deciding whether to purchase the Series A Preferred Stock and the Warrants and all information that such Investor believes is reasonably necessary to enable such Investor to make such decision.

    5.6 CREDIT AGREEMENT. The Lender shall have performed in all material respects the agreements and obligations to be performed by it under the Credit Agreement which are required to be performed prior to the Closing.

                                  ARTICLE VI.
                                OTHER AGREEMENTS

    6.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the Closing, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Investors, which shall not be unreasonably withheld or delayed, the Company shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as expressly contemplated or permitted by this Agreement, the Company shall not without the prior written consent of
Investors:

        (a) declare or pay any dividends on, or make other distributions in respect of, any of the Company's capital stock;

        (b) (i) repurchase, redeem or otherwise acquire any shares of its capital stock, or any securities convertible into or exercisable for any shares of its capital stock, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

        (c) amend its Articles of Incorporation, Bylaws or other similar governing documents;

        (d) make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) do not exceed $50,000 in the aggregate;

        (e) enter into any new line of business;

        (f) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company;

        (g) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Closing not being satisfied;

        (h) change its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP or as concurred with by the Company's independent auditors;

        (i) (i) except as required by applicable law or as required to maintain qualification pursuant to the Internal Revenue Code, adopt, amend, or terminate any employee benefit plan or any agreement, arrangement, plan or policy between the Company and one or more of its current or former directors, officers or employees, or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

        (j) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

        (k) other than in the ordinary course of business consistent with past practice and not in excess of $50,000 (individually or in the aggregate), incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

        (l) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company is a party or by which the Company or its properties are bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing; or

        (m) agree to do any of the foregoing.

    6.2 ACCESS TO INFORMATION. The Company will give Investors and their accountants, legal counsel and other representatives full access, during normal business hours throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating to its capital stock, business, assets and liabilities. The Company will make available to Investors and their accountants, legal counsel and other representatives during such period copies of all documents and all such information concerning its affairs as Investors may reasonably request.

    6.3  OTHER DISCUSSIONS; BREAK UP ARRANGEMENT.

        (a) From the date hereof until the Closing, unless Investors have given their prior written approval, none of the Company nor any of its affiliates or representatives shall directly or indirectly, solicit, initiate, facilitate, or encourage the submission of any other proposal for, enter into any agreement or initiate or participate in any discussions regarding, or furnish to any person any information or assistance with respect to, or take any other action to facilitate the making of any proposal that constitutes or may reasonably be expected to lead to, other business combinations or financing transactions directly or indirectly involving the Company or its business operations, or the acquisition, in any manner directly or indirectly, of all or any substantial part of the business, assets, capital stock or other voting securities of, or any other equity interest in, the Company or its business operations by any other party. Notwithstanding the above, the Company may respond to unsolicited written proposals or to information requests and furnish or disclose information in response thereto if the Company's Board of Directors determines in good faith, after consultation with legal counsel, that taking such action is necessary in the exercise of its fiduciary obligations under applicable law. If the Company receives any competing proposal (oral or written), the Company shall advise Investors immediately of its terms and, if the competing proposal is in writing, furnish Investors with a true and complete copy thereof.

        (b) If (1) the Closing does not occur (other than as a result of a material breach of this Agreement by the Investors or the determination by the Investors not to proceed with this transaction for failure of the condition specified in Section 4.9 hereof) and (2) a Trigger Event (as defined below) has occurred within twelve months from the date hereof, then the Company shall:

            (i) immediately reimburse the Investors for all reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation and performance of this Agreement up to a maximum of $150,000 (including legal, accounting, consulting and any third party financing fees and any costs of collection), and

            (ii) immediately pay a failed transaction fee (the "Fee") to the Investors in an amount equal to the greater of (A) 5% of the value of the transaction constituting the Trigger Event accepted by the Board or (B) $300,000.

        (c) A "Trigger Event" means occurrence of any of the following events:
    (i) any person, corporation, entity or "group" (as such term is used in section 13(d) of the Exchange Act) (other than the Investors or any of their affiliates) (a "Person") shall have acquired or become the beneficial owner of more than 25% of the outstanding Class A Common Stock, or shall have been granted any option or right (conditional or otherwise), to acquire more than 25% of the outstanding Class A

    Common Stock; (ii) any Person shall have commenced a bona fide tender offer or exchange offer for consideration the fair market value of which is in excess of the initial Conversion Price (as provided in the Certificate of Determination) per share for at least 25% of the outstanding Class A Common Stock, (iii) the Company (or its Board) shall have authorized, recommended, proposed or publicly announced its intention to enter into any tender or exchange offer, merger, consolidation, liquidation, dissolution, business combination, recapitalization, acquisition, or disposition of a material amount of assets or securities or any comparable transaction which has not been consented to in writing by the Investors; or (iv) the shareholders of the Company fail to approve the Agreement.

    6.4 PROXY STATEMENT. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement (together with all amendments thereto "Proxy Statement") for use in connection with the Annual Meeting (as defined below). The Company shall prepare the Proxy Statement in compliance with applicable federal and state securities laws and with the applicable provisions of the California General Corporations Law. As promptly as practicable after the preparation of the Proxy Statement and the completion of the SEC's review, if any, of such Proxy Statement, the Proxy Statement shall be mailed to the shareholders of the Company. None of the information supplied by any party hereto for inclusion in the Proxy Statement shall, at the date it or any amendments or supplements thereto are mailed to the shareholders in connection with the Annual Meeting, at the time of the Annual Meeting, or at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    6.5 SHAREHOLDERS' MEETING. As promptly as practicable after the date hereof, the Company shall call and hold its annual meeting of its shareholders for the purpose of approving this Agreement and the transactions contemplated hereby (the "Annual Meeting"). The Company shall use its best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the transactions contemplated hereby pursuant to the Proxy Statement.

    6.6 PUBLIC DISCLOSURE. Each party shall consult with the others before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and shall provide to the others for review and approval a copy of such contemplated disclosure. No party shall issue any such press release or make any such statement or disclosure before such review and approval by the other parties, except as such party is advised by legal counsel is required by law.

    6.7 REASONABLE EFFORTS. Each party will use its commercially reasonable efforts to cause all conditions to the Closing to be satisfied, including, without limitation, obtaining any of its consents necessary or desirable in connection with the consummation of the transactions contemplated by this Agreement.

    6.8 BOARD OF DIRECTORS. The parties understand that pursuant to the Certificate of Determination, the authorized number of directors of the Company shall be seven, the holders of Common Stock shall be entitled to elect two directors, and the holders of Series A Preferred Stock shall be entitled to elect five directors. At or prior to the Closing, all of the Company's directors, except John Clark, Lon Bell and Richard Weisbart, shall have resigned. The remaining directors shall fill the vacancies created by such resignations and appoint directors who are acceptable to the Investors.

    6.9 BRIDGE LOAN. Concurrently, with the execution of this Agreement, the parties shall enter into the Credit Agreement, together with the related security agreements and documents referred to therein, pursuant to which the Investors shall loan funds to the Company (the "Bridge Loan") subject to the terms and on the conditions set forth in such Credit Agreement.

    6.10 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Investors, and Investors shall give prompt notice to the Company, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would likely to cause any representation or warranty of the notifying party contained in this Agreement to become materially untrue or inaccurate, or (b) any failure of the notifying party to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

    6.11 INDEMNIFICATION. In the event any third party brings an action, suit or proceeding (including, without limitation, any derivative proceeding) against any Investor arising out of any allegation that this Agreement or the agreements and transactions contemplated hereby violate or interfere with an agreement or arrangement between such third party and the Company, then the Company agrees to indemnify the Investors from and against the entirety of any loss, damage, claim, cost or expense (including reasonable attorneys' fees) the Investors may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the third party action, suit or proceeding referenced above.

                                  ARTICLE VII.
                                 MISCELLANEOUS

    7.1 SURVIVAL. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company prior to the Closing. The warranties, representations, and covenants of the Company shall terminate upon the Closing and shall be of no further force or effect after such date.

    7.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

    7.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

    7.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    7.5 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

    7.6 FINDER'S FEE. Except as set forth on the Disclosure Schedules, each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

    7.7 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, the agreements related hereto, and the agreements related to the Bridge Loan. Upon the execution of this Agreement, the Company shall reimburse the Investors for their actual costs (including reasonable legal fees) incurred in connection with the Bridge Loan, but not in excess of $50,000. If the Closing is effected, the Company shall, at the Closing, reimburse the actual costs (including reasonable legal fees) of the Investors in connection with the negotiation, execution, delivery, and performance of this Agreement and the transactions and agreements contemplated hereby (in addition to the costs associated with the Bridge Loan as previously reimbursed) not to exceed $150,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement, or the Certificate of Determination, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

    7.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Investor.

    7.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

    7.10 TERMINATION. If the closing has not occurred on or before June 30, 1999, either party may terminate this Agreement by providing written notice to the other party; provided, however, if the SEC reviews the Company's Proxy Statement, the date on which termination pursuant to this Section 7.10 shall first be permitted will be July 30, 1999. Notwithstanding, the termination of this Agreement pursuant to this Section 7.10, the Company shall be liable for the payments described in Section 6.3 if a Trigger event subsequently occurs within the time period set forth in that section.

    7.11 AGGREGATION OF STOCK. All shares of the Series A Preferred Stock or Common Stock issued upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

    7.12 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

    7.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:                                   AMERIGON INCORPORATED

                                               By:             /s/ LON E. BELL
                                                    ----------------------------------------

                                               Its:
                                                    ----------------------------------------

                                     Address:       ----------------------------------------

                                                    ----------------------------------------

                                                    ----------------------------------------

INVESTORS:                                     WESTAR CAPITAL II LLC

                                               By:           /s/ JOHN W. CLARK
                                                    ----------------------------------------

                                               Its:
                                                    ----------------------------------------

                                     Address:       ----------------------------------------

                                                    ----------------------------------------

                                                    ----------------------------------------

                                               BIG BEAVER INVESTMENTS LLC

                                               By:          /s/ OSCAR B. MARX III
                                                    ----------------------------------------

                                               Its:                President
                                                    ----------------------------------------

                                     Address:       ----------------------------------------

                                                    ----------------------------------------

                                                    ----------------------------------------

                                   SCHEDULE A

INVESTOR                          SERIES A PREFERRED STOCK   PURCHASE PRICE
--------------------------------  -------------------------  --------------
Westar Capital II LLC                         4,500           $  4,500,000

Big Beaver Investments LLC                    4,500           $  4,500,000

INVESTOR                                                      WARRANT                                PURCHASE PRICE
--------------------------------  ----------------------------------------------------------------  -----------------
Westar Capital II LLC             Warrants to purchase that number of shares of Class A Common          $     500
                                  Stock equal to 36.9% of the aggregate shares subject to (i)
                                  currently outstanding warrants (excluding the Bridge Loan
                                  Warrants) plus (ii) warrants that are issuable at the Closing to
                                  Spencer Trask Securities Incorporated on the terms and
                                  conditions set forth in the Contingent Common Stock Purchase
                                  Warrants attached hereto as Exhibit B.

Big Beaver Investments LLC        Warrants to purchase that number of shares of Class A Common          $     500
                                  Stock equal to 36.9% of the aggregate shares subject to (i)
                                  currently outstanding warrants (excluding the Bridge Loan
                                  Warrants) plus (ii) warrants that are issuable at the Closing to
                                  Spencer Trask Securities Incorporated on the terms and
                                  conditions set forth in the Contingent Common Stock Purchase
                                  Warrants attached hereto as Exhibit B.

                                                                      APPENDIX B

                            ------------------------

                          INVESTORS' RIGHTS AGREEMENT

                                ----------------

                                         , 1999

                               TABLE OF CONTENTS

                                                                                                                        PAGE
                                                                                                                      ---------
       1.  Registration Rights......................................................................................        B-1
           1.1        Definitions...................................................................................        B-1
           1.2        Request for Registration......................................................................        B-2
           1.3        Company Registration..........................................................................        B-2
           1.4        Obligations of the Company....................................................................        B-3
           1.5        Furnish Information...........................................................................        B-4
           1.6        Expenses of Demand Registration...............................................................        B-4
           1.7        Expenses of Company Registration..............................................................        B-4
           1.8        Underwriting Requirements.....................................................................        B-5
           1.9        Delay of Registration.........................................................................        B-5
           1.10       Indemnification...............................................................................        B-5
           1.11       Reports Under Securities Exchange Act of 1934.................................................        B-7
           1.12       Form S-3 Registration.........................................................................        B-8
           1.13       Assignment of Registration Rights.............................................................        B-8
           1.14       Limitations on Subsequent Registration Rights.................................................        B-9
           1.15       "Market Stand-Off" Agreement..................................................................        B-9
           1.16       Termination of Registration Rights............................................................        B-9
       2.  Right of First Offer.....................................................................................        B-9
       3.  Miscellaneous............................................................................................       B-10
           3.1        Successors and Assigns........................................................................       B-10
           3.2        Governing Law.................................................................................       B-11
           3.3        Counterparts..................................................................................       B-11
           3.4        Titles and Subtitles..........................................................................       B-11
           3.5        Notices.......................................................................................       B-11
           3.6        Expenses......................................................................................       B-11
           3.7        Amendments and Waivers........................................................................       B-11
           3.8        Severability..................................................................................       B-11
           3.9        Aggregation of Stock..........................................................................       B-11
           3.10       Entire Agreement; Amendment; Waiver...........................................................       B-11

                          INVESTORS' RIGHTS AGREEMENT

    THIS INVESTORS' RIGHTS AGREEMENT is made as of the        day of          ,
1999, by and between Amerigon Incorporated, a California corporation (the "Company"), and the investors listed on the signature page hereof, each of which is herein referred to as an "Investor."

                                    RECITALS

    WHEREAS, the Company and the Investors are parties to the Securities
Purchase Agreement dated March   , 1999 (the "Securities Purchase Agreement")
pursuant to which the Investors are acquiring Series A Preferred Stock of the Company and warrants to purchase Class A Common Stock of the Company (the "Warrants");

    WHEREAS, in order to induce the Company to enter into the Securities Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Securities Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth herein;

    NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

    1.  REGISTRATION RIGHTS.  The Company covenants and agrees as follows:

        1.1  DEFINITIONS.  For purposes of this Section 1:

           (a) The term "Act" means the Securities Act of 1933, as amended.

           (b) The term "Common Stock" means the Class A Common Stock, no par value, of the Company.

           (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

           (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
       Section 1.13 hereof.

           (e) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

           (f) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

           (g) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (ii) the Common Stock issued or issuable upon the exercise of the Warrants,
       (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

           (h) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

           (i) The term "SEC" means the Securities and Exchange Commission.

        1.2  REQUEST FOR REGISTRATION.

           (a) If the Company shall receive at any time after the date of this Agreement, a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least ten percent (10%) of the Registrable Securities then outstanding, then the Company shall:

                (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                (ii) as soon as practicable, and in any event within 45 days of the receipt of such request, file a registration statement under the Act covering all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

           (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

           (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

           (d) The Company shall be obligated to effect only two such registrations pursuant to this Section 1.2. Registrations effected on Form S-3 pursuant to Section 1.12, however, shall not be counted as demands pursuant to this Section 2.

        1.3 COMPANY REGISTRATION. At any time within five years after the date of this Agreement, if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of
    Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

        1.4 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

           (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that
       (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

           (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

           (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

           (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

           (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

           (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

           (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

           (h) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
       Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

        1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

        1.6 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements (not to exceed $15,000) of one counsel for the selling Holders (as selected by the Holders of a majority of the Registrable Securities to be registered) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to
    Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

        1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements (not to exceed $15,000) of one counsel for the selling Holders (as selected by the Holders of a majority of the Registrable Securities to be registered), but excluding underwriting discounts and commissions relating to Registrable Securities.

        1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder", and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder", as defined in this sentence.

        1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

        1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

           (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any rule or regulation promulgated under the Act or the 1934 Act, or any other federal or state securities law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

           (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

           (c) Promptly after receipt by an indemnified party under this Section
       1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
       Section 1.10.

           (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

           (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

           (f) The obligations of the Company and Holders under this Section
       1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

        1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

           (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

           (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

           (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

        1.12 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 for the resale of shares from time to time in broker transactions (and not in connection with an underwritten offering), and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

           (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

           (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $300,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period;
       (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; (5) the Company has previously effected four registrations on Form S-3 for the Holders pursuant to this
       Section 1.12, or (6) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

           (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees, and the fees and disbursements (not to exceed $15,000) of one counsel for the selling Holder (as selected by the Holders of a majority of the Registrable Securities to be registered) and counsel for the Company, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

        1.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

        1.14 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

        1.15 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act in connection with an underwritten offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

           (a) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

           (b) such market stand-off time period shall not exceed 90 days.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        Notwithstanding the foregoing, the obligations described in this Section
    1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

        1.16 TERMINATION OF REGISTRATION RIGHTS. The right of any Holder to request registration or inclusion in any registration pursuant to this Agreement shall terminate if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.

2.  RIGHT OF FIRST OFFER.

    Subject to the terms and conditions specified in this Section 2, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2, a Major Investor shall mean (i) any Investor who holds at least 30% of the original investment such Investor makes in the Company pursuant to the Securities Purchase Agreement and (ii) any person who acquires at least 15% of the Series A Preferred Stock (or the common stock issued upon conversion thereof) issued pursuant to the Securities Purchase Agreement. For purposes of this Section 2, Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

    Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

           (a) The Company shall deliver a notice by certified mail ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

           (b) By written notification received by the Company, within 20 calendar days after giving of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by such Major Investor bears to the total number of shares of common stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it ("Fully-Exercising Investor") of any other Major Investor's failure to do likewise. During the ten-day period commencing after such information is given, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors which is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of Series A Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

           (c) If all Shares which Investors are entitled to obtain pursuant to
       (b) are not elected to be obtained as provided in (b) hereof, the Company may, during the 30-day period following the expiration of the period provided in (b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

           (d) The right of first offer in this Section 2 shall not be applicable (i) to the issuance or sale of shares of common stock (or options therefor) to employees for the primary purpose of soliciting or retaining their employment pursuant to a stock option or stock purchase plan, (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iii) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or (iv) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceding twelve month period do not exceed 2% of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities).

           (e) The right of first refusal set forth in this Section 2 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable between and among any of the Holders.

    3.  MISCELLANEOUS.

        3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        3.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        3.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

        3.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        3.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

        3.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        3.9 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        3.10 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

    IN WITNESS WHEREOF, the parties have executed this Investors' Rights Agreement as of the date first above written.

                                          AMERIGON INCORPORATED,
                                          a California corporation

                                          By:
                                          --------------------------------------

                                                             , President

                                          Address:
 -------------------------------------------------------------------------------

                                          --------------------------------------

                                          INVESTORS:

                                          WESTAR CAPITAL II LLC

                                          By:
                                          --------------------------------------

                                          Address:
 -------------------------------------------------------------------------------

                                          --------------------------------------

                                          BIG BEAVER INVESTMENTS LLC

                                          By:
                                          --------------------------------------

                                          Address:
 -------------------------------------------------------------------------------

                                          --------------------------------------

                                                                      APPENDIX C

                    CONTINGENT COMMON STOCK PURCHASE WARRANT

    THIS SECURITY AND ANY SHARES ISSUED UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE APPLICABLE SECURITY HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                             AMERIGON INCORPORATED

WARRANT TO PURCHASE COMMON STOCK

    This certifies that, for value received,                     (the "Holder")
is entitled to subscribe for and purchase up to 9225 shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Class A Common Stock of Amerigon Incorporated, a California corporation (the "Company"), at the price specified in Section 2 hereof, as such price may be adjusted from time to time pursuant to Section 5 hereof (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

    As used herein, the term "Class A Common Stock" shall mean the Company's presently authorized Class A Common Stock, no par value, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

    1.  TERM OF WARRANT; CONTINGENT EXERCISE.

        (a) TERM. Subject to Section 1(b) hereof, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time during a period beginning on [Closing Date] and ending ninety days after the latest of the end of the terms of the warrants as respectively set forth in
    Section 1(a) of the Common Stock Purchase Warrant dated December 21, 1998 from the Company to Spencer Trask Securities, Inc., Section 1(a) of the Common Stock Purchase Warrant dated December 21, 1998 from the Company to Adam K. Stern and Section 1(a) of the Common Stock Purchase Warrant dated December 21, 1998 from the Company to Roger K. Baumberger and Section 1(a) of the Common Stock Purchase Warrant dated March 24, 1999 from the Company to Matthew Schilowitz (the "Trask Warrants").

        (b) CONTINGENT EXERCISE. The number of shares that may be purchased pursuant to the exercise of this Warrant is limited to a number of shares equal to 36.9% multiplied by the number of shares purchased pursuant to the exercise of the Trask Warrants after the date hereof. To the extent that this would result in the right to purchase a fractional number of shares, the number of shares permitted to be purchased will be rounded down to the lowest whole share; PROVIDED, however, that the number of shares with respect to which this Warrant shall not then have been exercised will appropriately reflect such adjustment.

2.  WARRANT PRICE.

    The Warrant Price is $5.30 per share, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

    3.  METHOD OF EXERCISE OR CONVERSION; PAYMENT; ISSUANCE OF NEW WARRANT.

        (a) EXERCISE. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as EXHIBIT 1 duly executed) at the principal office of the Company and by the payment to the Company, by cashier's check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder within 15 business days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder within such 15 business day period.

        (b) CONVERSION. Subject to Section 1 hereof, the Holder may convert this Warrant (the "Conversion Right"), in whole or in part, into the number of shares (less the number of shares which have been previously exercised or as to which the Conversion Right has been previously exercised) calculated pursuant to the following formula by surrendering this Warrant (with the notice of exercise form attached hereto as EXHIBIT 1 duly executed) at the principal office of the Company specifying the number of shares the rights to purchase which the Holder desires to convert:

          Y(A - B)
X      =  ---------
          A

where:             X          =  the number of shares of Class A Common Stock to be issued to the
                                 Holder;

                   Y          =  the number of shares of Class A Common Stock subject to this
                                 Warrant for which the Conversion Right is being exercised;

                   A          =  the Market Price of the Common Stock (as defined below) as of the trading day immediately preceding the date of exercise of this
                                 Warrant; and

                   B          =  the Warrant Price

        For purposes hereof, the "Market Price of the Common Stock" shall be the closing price per share of the Class A Common Stock of the Company on the principal national securities exchange on which the Class A Common Stock of the Company is then listed or admitted to trading or, if not then listed or traded on any such exchange, on the NASDAQ National Market System, or if then not listed or traded on such system, the closing bid price per share on NASDAQ or other over-the-counter trading market. If at any time such quotations are not available, the market price of a share of Class A Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Class A Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the market price of a share of Class A Common Stock shall be deemed to be the value received by the holders of the Company's Class A Common Stock for each share of Class A Common Stock pursuant to the Company's acquisition.

        The Company agrees that the shares so converted shall be deemed issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered to the holder hereof within 15 business days thereafter and, unless this Warrant has been fully converted or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been converted, shall also be issued to the holder hereof within such 15-day period.

4.  STOCK FULLY PAID; RESERVATION OF SHARES.

    All Class A Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all United States taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Class A Common Stock to provide for the exercise of the rights represented by this Warrant.

5.  ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.

    The exercise price and number of shares purchasable on exercise of this Warrant shall adjust identically with any adjustments made pursuant to the Trask Warrants and the provisions of Section 5 of the Trask Warrants and the definitions of the different terms therein are hereby incorporated by reference.

6.  NOTICE OF ADJUSTMENTS.

    Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant at the address specified in Section 10(c) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

7.  FRACTIONAL SHARES.

    No fractional shares of Class A Common Stock will be issued in conjunction with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore on the basis of the Warrant Price then in effect.

8.  COMPLIANCE WITH SECURITIES ACT.

    The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Class A Common Stock to be issued on exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Class A Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). This Warrant and all shares of Class A Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped and imprinted with a legend substantially in the following form:

        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS

    IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

9.  NOTICE OF EXERCISE OF CLASS A WARRANTS.

    Whenever any Trask Warrants shall be exercised, within 30 days after such exercise the Company shall notify the Holder (by first class mail, postage prepaid) at the address specified in Section 10(c) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

    10.  MISCELLANEOUS.

        (a) NO RIGHTS AS SHAREHOLDER. The Holder of this Warrant shall not be entitled to vote or receive dividends or be deemed the Holder of Class A Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

        (b) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at the Holder's expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

        (c) NOTICE. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof in the U.S. mail if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

        (d) GOVERNING LAW. This Warrant shall be governed and construed under the laws of the State of California.

This Warrant is executed as of this     day of          , 1999.

                                          AMERIGON INCORPORATED

                                          By:
                                          --------------------------------------

                                          Name:
--------------------------------------------------------------------------------

                                          Title:
                                          --------------------------------------

EXHIBIT 1

                               NOTICE OF EXERCISE

TO: AMERIGON INCORPORATED

        1.  Check Box that Applies:
           / / The undersigned hereby elects to purchase       shares of Class A
    Common Stock of AMERIGON INCORPORATED pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.
           / / The undersigned hereby elects to convert the attached warrant
    into       shares of Class A Common Stock of AMERIGON INCORPORATED pursuant to the terms of the attached Warrant.

        2. Please issue a certificate or certificates representing said shares of Class A Common Stock in the name of the undersigned or in such other name as is specified below:

----------------------------------------
                 (Name)
----------------------------------------

----------------------------------------
                (Address)

        3. The undersigned represents that the aforesaid shares of Class A Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

                                          --------------------------------------
                                                        Signature

                    CONTINGENT COMMON STOCK PURCHASE WARRANT

    THIS SECURITY AND ANY SHARES ISSUED UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE APPLICABLE SECURITY HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                             AMERIGON INCORPORATED

WARRANT TO PURCHASE COMMON STOCK

    This certifies that, for value received,                 (the "Holder") is
entitled to subscribe for and purchase up to 558,659 shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Class A Common Stock of Amerigon Incorporated, a California corporation (the "Company"), at the price specified in Section 2 hereof, as such price may be adjusted from time to time pursuant to Section 5 hereof (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

    As used herein, the term "Class A Common Stock" shall mean the Company's presently authorized Class A Common Stock, no par value, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

    1.  TERM OF WARRANT; CONTINGENT EXERCISE.

        (a) TERM. Subject to Section 1(b) hereof, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time during a period beginning on [Closing Date] and ending ninety days after the Warrant Expiration Date as such term is defined in the Warrant Agreement dated February 12, 1997, by and among the Company, U.S. Stock Transfer Corporation, as Warrant Agent, and D.H. Blair Investment Banking Corp. (the "1997 Warrant Agreement").

        (b) CONTINGENT EXERCISE. The number of shares that may be purchased pursuant to the exercise of this Warrant is limited to a number of shares equal to 36.9% multiplied by the number of shares purchased pursuant to the exercise of Class A Warrants of the Company after the date hereof. To the extent that this would result in the right to purchase a fractional number of shares, the number of shares permitted to be purchased will be rounded down to the lowest whole share; PROVIDED, however, that the number of shares with respect to which this Warrant shall not then have been exercised will appropriately reflect such adjustment.

    2.  WARRANT PRICE.

    The Warrant Price is $25.00 per share, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

    3.  METHOD OF EXERCISE OR CONVERSION; PAYMENT; ISSUANCE OF NEW WARRANT.

        (a) EXERCISE. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as EXHIBIT 1 duly executed) at the principal office of the Company and by the payment to the Company, by cashier's check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder within 15 business days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder within such 15 business day period.

        (b) CONVERSION. Subject to Section 1 hereof, the Holder may convert this Warrant (the "Conversion Right"), in whole or in part, into the number of shares (less the number of shares which have been previously exercised or as to which the Conversion Right has been previously exercised) calculated pursuant to the following formula by surrendering this Warrant (with the notice of exercise form attached hereto as EXHIBIT 1 duly executed) at the principal office of the Company specifying the number of shares the rights to purchase which the Holder desires to convert:

                       Y (A - B)
    X           =      ---------
                       A

where:             X          =  the number of shares of Class A Common Stock to be issued to the Holder;
                   Y          =  the number of shares of Class A Common Stock subject to this
                                 Warrant for which the Conversion Right is being exercised;
                   A          =  the Market Price of the Common Stock (as defined below) as of the trading day immediately preceding the date of exercise of this Warrant; and
                   B          =  the Warrant Price

        For purposes hereof, the "Market Price of the Common Stock" shall be the closing price per share of the Class A Common Stock of the Company on the principal national securities exchange on which the Class A Common Stock of the Company is then listed or admitted to trading or, if not then listed or traded on any such exchange, on the NASDAQ National Market System, or if then not listed or traded on such system, the closing bid price per share on NASDAQ or other over-the-counter trading market. If at any time such quotations are not available, the market price of a share of Class A Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Class A Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the market price of a share of Class A Common Stock shall be deemed to be the value received by the holders of the Company's Class A Common Stock for each share of Class A Common Stock pursuant to the Company's acquisition.

        The Company agrees that the shares so converted shall be deemed issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered to the holder hereof within 15 business days thereafter and, unless this Warrant has been fully converted or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been converted, shall also be issued to the holder hereof within such 15-day period.

4.  STOCK FULLY PAID; RESERVATION OF SHARES.

    All Class A Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all United States taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Class A Common Stock to provide for the exercise of the rights represented by this Warrant.

5.  ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.

    The exercise price and number of shares purchasable on exercise of this Warrant shall adjust identically with any adjustments made pursuant to the 1997 Warrant Agreement and the provisions of Section 9 of the 1997 Warrant Agreement and the definitions of the different terms therein are hereby incorporated by reference.

6.  NOTICE OF ADJUSTMENTS.

    Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant at the address specified in Section 10(c) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

7.  FRACTIONAL SHARES.

    No fractional shares of Class A Common Stock will be issued in conjunction with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore on the basis of the Warrant Price then in effect.

8.  COMPLIANCE WITH SECURITIES ACT.

    The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Class A Common Stock to be issued on exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Class A Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). This Warrant and all shares of Class A Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped and imprinted with a legend substantially in the following form:

        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND
    (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

9.  NOTICE OF EXERCISE OF CLASS A WARRANTS.

    Whenever any Class A Warrant shall be exercised, within 30 days after such exercise the Company shall notify the Holder (by first class mail, postage prepaid) at the address specified in Section 10(c) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

    10.  MISCELLANEOUS.

        (a) NO RIGHTS AS SHAREHOLDER. The Holder of this Warrant shall not be entitled to vote or receive dividends or be deemed the Holder of Class A Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

        (b) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at the Holder's expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

        (c) NOTICE. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof in the U.S. mail if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

        (d) GOVERNING LAW. This Warrant shall be governed and construed under the laws of the State of California.

This Warrant is executed as of this     day of          , 1999.

                                          AMERIGON INCORPORATED

                                          By:
                                          --------------------------------------

                                          Name:
--------------------------------------------------------------------------------

                                          Title:
                                          --------------------------------------

EXHIBIT 1

                               NOTICE OF EXERCISE

TO: AMERIGON INCORPORATED

        1.  Check Box that Applies:
           / / The undersigned hereby elects to purchase       shares of Class A
    Common Stock of AMERIGON INCORPORATED pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

    / / The undersigned hereby elects to convert the attached warrant into shares of Class A Common Stock of AMERIGON INCORPORATED pursuant to the terms of the attached Warrant.

        2. Please issue a certificate or certificates representing said shares of Class A Common Stock in the name of the undersigned or in such other name as is specified below:

----------------------------------------
                 (Name)
----------------------------------------

----------------------------------------
                (Address)

        3. The undersigned represents that the aforesaid shares of Class A Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

                                          --------------------------------------
                                                        Signature

                    CONTINGENT COMMON STOCK PURCHASE WARRANT

    THIS SECURITY AND ANY SHARES ISSUED UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE APPLICABLE SECURITY HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                             AMERIGON INCORPORATED

WARRANT TO PURCHASE COMMON STOCK

    This certifies that, for value received,                      (the "Holder")
is entitled to subscribe for and purchase up to 4428 shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Class A Common Stock of Amerigon Incorporated, a California corporation (the "Company"), at the price specified in Section 2 hereof, as such price may be adjusted from time to time pursuant to Section 5 hereof (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

    As used herein, the term "Class A Common Stock" shall mean the Company's presently authorized Class A Common Stock, no par value, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

    1.  TERM OF WARRANT; CONTINGENT EXERCISE.

    (a) TERM. Subject to Section 1(b) hereof, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time during a period beginning on [Closing Date] and ending ninety days after the later of the two "Warrant Expiration Dates" as defined in the Warrant to Purchase Class A Common Stock dated December 29, 1995 from the Company to Sutro & Co. and the Warrant to Purchase Class A Common Stock dated December 29, 1995 from the Company to Lido Consulting, Inc. (the "1995 Private Placement Warrants").

    (b) CONTINGENT EXERCISE. The number of shares that may be purchased pursuant to the exercise of this Warrant is limited to a number of shares equal to 36.9% multiplied by the number of shares purchased pursuant to the exercise of the 1995 Private Placement Warrants after the date hereof. To the extent that this would result in the right to purchase a fractional number of shares, the number of shares permitted to be purchased will be rounded down to the lowest whole share; PROVIDED, however, that the number of shares with respect to which this Warrant shall not then have been exercised will appropriately reflect such adjustment.

2.  WARRANT PRICE.

    The Warrant Price is $51.25 per share, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

    3.  METHOD OF EXERCISE OR CONVERSION; PAYMENT; ISSUANCE OF NEW WARRANT.

    (a) EXERCISE. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as EXHIBIT 1 duly executed) at the principal office of the Company and by the payment to the Company, by cashier's check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder within 15 business days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder within such 15 business day period.

    (b) CONVERSION. Subject to Section 1 hereof, the Holder may convert this Warrant (the "Conversion Right"), in whole or in part, into the number of shares (less the number of shares which have been previously exercised or as to which the Conversion Right has been previously exercised) calculated pursuant to the following formula by surrendering this Warrant (with the notice of exercise form attached hereto as EXHIBIT 1 duly executed) at the principal office of the Company specifying the number of shares the rights to purchase which the Holder desires to convert:

                      Y (A - B)
    X          =      --------
                          A

     where:     X = the number of shares of Class A Common Stock to be issued to the Holder;

                Y = the number of shares of Class A Common Stock subject to this
                    Warrant for which the Conversion Right is being exercised;

                A = the Market Price of the Common Stock (as defined below) as of the trading day immediately preceding the date of exercise of this Warrant; and

                B = the Warrant Price

    For purposes hereof, the "Market Price of the Common Stock" shall be the closing price per share of the Class A Common Stock of the Company on the principal national securities exchange on which the Class A Common Stock of the Company is then listed or admitted to trading or, if not then listed or traded on any such exchange, on the NASDAQ National Market System, or if then not listed or traded on such system, the closing bid price per share on NASDAQ or other over-the-counter trading market. If at any time such quotations are not available, the market price of a share of Class A Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Class A Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the market price of a share of Class A Common Stock shall be deemed to be the value received by the holders of the Company's Class A Common Stock for each share of Class A Common Stock pursuant to the Company's acquisition.

    The Company agrees that the shares so converted shall be deemed issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered to the holder hereof within 15 business days thereafter and, unless this Warrant has been fully converted or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been converted, shall also be issued to the holder hereof within such 15-day period.

4.  STOCK FULLY PAID; RESERVATION OF SHARES.

    All Class A Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all United States taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Class A Common Stock to provide for the exercise of the rights represented by this Warrant.

5.  ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.

    The exercise price and number of shares purchasable on exercise of this Warrant shall adjust identically with any adjustments made pursuant to the 1995 Private Placement Warrants and the provisions of Section 7 of the 1995 Private Placement Warrants or other adjustment provisions set forth in the 1995 Private Placement Warrants and the definitions of the different terms therein are hereby incorporated by reference.

6.  NOTICE OF ADJUSTMENTS.

    Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant at the address specified in Section 10(c) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

7.  FRACTIONAL SHARES.

    No fractional shares of Class A Common Stock will be issued in conjunction with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore on the basis of the Warrant Price then in effect.

8.  COMPLIANCE WITH SECURITIES ACT.

    The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Class A Common Stock to be issued on exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Class A Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). This Warrant and all shares of Class A Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped and imprinted with a legend substantially in the following form:

        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND
    (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

9.  NOTICE OF EXERCISE OF CLASS A WARRANTS.

    Whenever any 1995 Private Placement Warrants shall be exercised, within 30 days after such exercise the Company shall notify the Holder (by first class mail, postage prepaid) at the address specified in Section 10(c) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

    10.  MISCELLANEOUS.

    (a) NO RIGHTS AS SHAREHOLDER. The Holder of this Warrant shall not be entitled to vote or receive dividends or be deemed the Holder of Class A Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

    (b) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at the Holder's expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

    (c) NOTICE. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof in the U.S. mail if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

    (d) GOVERNING LAW. This Warrant shall be governed and construed under the laws of the State of California.

                  [Remainder of page intentionally left blank]

    This Warrant is executed as of this       day of          , 1999.

                                          AMERIGON INCORPORATED

                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                               ---------------------------------

EXHIBIT 1

                               NOTICE OF EXERCISE

TO: AMERIGON INCORPORATED

        1.  Check Box that Applies:

           / /  The undersigned hereby elects to purchase         shares of
           Class A Common Stock of AMERIGON INCORPORATED pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

           / /  The undersigned hereby elects to convert the attached warrant
           into         shares of Class A Common Stock of AMERIGON INCORPORATED
           pursuant to the terms of the attached Warrant.

        2. Please issue a certificate or certificates representing said shares of Class A Common Stock in the name of the undersigned or in such other name as is specified below:

                     --------------------------------------
                                     (Name)

                     --------------------------------------

                     --------------------------------------
                                   (Address)

        3. The undersigned represents that the aforesaid shares of Class A Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

                                          --------------------------------------
                                          Signature

                    CONTINGENT COMMON STOCK PURCHASE WARRANT

    THIS SECURITY AND ANY SHARES ISSUED UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE APPLICABLE SECURITY HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                             AMERIGON INCORPORATED

WARRANT TO PURCHASE COMMON STOCK

    This certifies that, for value received,                      (the "Holder")
is entitled to subscribe for and purchase up to 7380 shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Class A Common Stock of Amerigon Incorporated, a California corporation (the "Company"), at the price specified in Section 2 hereof, as such price may be adjusted from time to time pursuant to Section 5 hereof (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

    As used herein, the term "Class A Common Stock" shall mean the Company's presently authorized Class A Common Stock, no par value, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

    1.  TERM OF WARRANT; CONTINGENT EXERCISE.

    (a) TERM. Subject to Section 1(b) hereof, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time during a period beginning on [Closing Date] and ending ninety days after the latest of the end of the terms of the warrants as respectively set forth in Section 1(a) of the Common Stock Purchase Warrant dated [Issue Date] from the Company to Spencer Trask Securities Incorporated (the "Trask Warrant").

    (b) CONTINGENT EXERCISE. The number of shares that may be purchased pursuant to the exercise of this Warrant is limited to a number of shares equal to 36.9% multiplied by the number of shares purchased pursuant to the exercise of the Trask Warrant after the date hereof. To the extent that this would result in the right to purchase a fractional number of shares, the number of shares permitted to be purchased will be rounded down to the lowest whole share; PROVIDED, however, that the number of shares with respect to which this Warrant shall not then have been exercised will appropriately reflect such adjustment.

2.  WARRANT PRICE.

    The Warrant Price is $[Trask Warrant issue price], subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

    3.  METHOD OF EXERCISE OR CONVERSION; PAYMENT; ISSUANCE OF NEW WARRANT.

    (a) EXERCISE. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as EXHIBIT 1 duly executed) at the principal office of the Company and by the payment to the Company, by cashier's check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder within 15 business days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder within such 15 business day period.

    (b) CONVERSION. Subject to Section 1 hereof, the Holder may convert this Warrant (the "Conversion Right"), in whole or in part, into the number of shares (less the number of shares which have been previously exercised or as to which the Conversion Right has been previously exercised) calculated pursuant to the following formula by surrendering this Warrant (with the notice of exercise form attached hereto as EXHIBIT 1 duly executed) at the principal office of the Company specifying the number of shares the rights to purchase which the Holder desires to convert:

                      Y (A - B)
    X          =      --------
                          A

     where:     X = the number of shares of Class A Common Stock to be issued to the Holder;

                Y = the number of shares of Class A Common Stock subject to this
                    Warrant for which the Conversion Right is being exercised;

                A = the Market Price of the Common Stock (as defined below) as of the trading day immediately preceding the date of exercise of this Warrant; and

                B = the Warrant Price

       For purposes hereof, the "Market Price of the Common Stock" shall be the closing price per share of the Class A Common Stock of the Company on the principal national securities exchange on which the Class A Common Stock of the Company is then listed or admitted to trading or, if not then listed or traded on any such exchange, on the NASDAQ National Market System, or if then not listed or traded on such system, the closing bid price per share on NASDAQ or other over-the-counter trading market. If at any time such quotations are not available, the market price of a share of Class A Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Class A Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the market price of a share of Class A Common Stock shall be deemed to be the value received by the holders of the Company's Class A Common Stock for each share of Class A Common Stock pursuant to the Company's acquisition.

       The Company agrees that the shares so converted shall be deemed issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered to the holder hereof within 15 business days thereafter and, unless this Warrant has been fully converted or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been converted, shall also be issued to the holder hereof within such 15-day period.

4.  STOCK FULLY PAID; RESERVATION OF SHARES.

    All Class A Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all United States taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Class A Common Stock to provide for the exercise of the rights represented by this Warrant.

5.  ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.

    The exercise price and number of shares purchasable on exercise of this Warrant shall adjust identically with any adjustments made pursuant to the Trask Warrant and the provisions of Section 5 of the Trask Warrant and the definitions of the different terms therein are hereby incorporated by reference.

6.  NOTICE OF ADJUSTMENTS.

    Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant at the address specified in Section 10(c) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

7.  FRACTIONAL SHARES.

    No fractional shares of Class A Common Stock will be issued in conjunction with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore on the basis of the Warrant Price then in effect.

8.  COMPLIANCE WITH SECURITIES ACT.

    The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Class A Common Stock to be issued on exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Class A Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). This Warrant and all shares of Class A Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped and imprinted with a legend substantially in the following form:

        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND
    (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.".

9.  NOTICE OF EXERCISE OF CLASS A WARRANTS.

    Whenever any Trask Warrant shall be exercised, within 30 days after such exercise the Company shall notify the Holder (by first class mail, postage prepaid) at the address specified in Section 10(c) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

    10.  MISCELLANEOUS.

    (a) NO RIGHTS AS SHAREHOLDER. The Holder of this Warrant shall not be entitled to vote or receive dividends or be deemed the Holder of Class A Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

    (b) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at the Holder's expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

    (c) NOTICE. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof in the U.S. mail if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

    (d) GOVERNING LAW. This Warrant shall be governed and construed under the laws of the State of California.

                  [Remainder of page intentionally left blank]

    This Warrant is executed as of this       day of          , 1999.

                                          AMERIGON INCORPORATED

                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                               ---------------------------------

EXHIBIT 1

                               NOTICE OF EXERCISE

TO: AMERIGON INCORPORATED

        1.  Check Box that Applies:

           / /  The undersigned hereby elects to purchase         shares of
           Class A Common Stock of AMERIGON INCORPORATED pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

           / /  The undersigned hereby elects to convert the attached warrant
           into         shares of Class A Common Stock of AMERIGON INCORPORATED
           pursuant to the terms of the attached Warrant.

        2. Please issue a certificate or certificates representing said shares of Class A Common Stock in the name of the undersigned or in such other name as is specified below:

                     --------------------------------------
                                     (Name)

                     --------------------------------------

                     --------------------------------------
                                   (Address)

        3. The undersigned represents that the aforesaid shares of Class A Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

                                          --------------------------------------
                                          Signature

                                                                      APPENDIX D

                          CERTIFICATE OF DETERMINATION
                     OF RIGHTS, PREFERENCES AND PRIVILEGES
                          THE SERIES A PREFERRED STOCK
                             AMERIGON INCORPORATED

                            ------------------------

                Pursuant to the Provisions of Section 401 of the
               General Corporation Law of the State of California

    The undersigned                         and           , the President and
Secretary, respectively, of Amerigon Incorporated, a California corporation (the "Corporation"), do hereby certify as follows:

    A. That the following resolution designates nine thousand shares of Series A Preferred Stock, and that as of the date hereof, no shares of Series A Preferred Stock have been issued or are outstanding.

    B. That the Board of Directors of the Corporation, pursuant to the authority so vested in it by the Articles of Incorporation of the Corporation and in accordance with the provisions of Section 401 of the General Corporation Law of the State of California, adopted the following resolution creating a series of Preferred Stock designated as "Series A Preferred Stock":

        WHEREAS, the Articles of Incorporation of this Corporation authorize the issuance of one or more series of preferred stock ("Preferred Stock") of the Corporation and authorize the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of such series;

        NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the board of directors of the corporation pursuant to the Articles of Incorporation, there is hereby created one series of preferred stock, without par value, of the Corporation which shall be designated "SERIES A PREFERRED STOCK." The number of shares of Series A Preferred Stock authorized for issuance is nine thousand. In addition to those set forth in the Articles of Incorporation of the Corporation, the Series A Preferred Stock shall have the powers and preferences, the relative, participating, optional or other rights, and the qualifications, limitations or restrictions set forth below:

    1. DIVIDEND PROVISIONS. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, in an amount equal to the dividends that would be paid on the outstanding Class A Common Stock of the corporation into which the Series A Preferred Stock is convertible on an as converted basis, payable when, as and if declared by the Board of Directors.

    2.  LIQUIDATION PREFERENCE.

    (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1,000 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price"), (ii) an amount equal to 7% of the Original Series A Issue Price annually, but only until the fourth anniversary of the issuance of the Series A Preferred Stock, and (iii) an amount equal to any declared but unpaid dividends on such share (the amounts in (ii) and (iii) being referred to herein as the "Premium"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

    (b) Upon the completion of the distribution required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, if assets remain in this corporation, the holders of the Common Stock of this corporation, shall receive all of the remaining assets of the corporation.

    (c) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation; UNLESS the corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

        (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

           (A) Securities not subject to investment letter or other similar restrictions on free marketability:

               (1) If traded on a securities exchange or on the NASDAQ National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

               (2) If actively traded over-the-counter or on NASDAQ (other than on the National Market), the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

               (3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the corporation.

           (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the corporation.

       (iii) In the event the requirements of this subsection 2(c) are not complied with, this corporation shall forthwith either:

           (A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

           (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

        (iv) The corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to (A) the date of the shareholders' meeting called to approve such transaction, (B) the effective date of a written consent of the shareholders to approve the transaction, or (C) the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes relating to the transaction. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

    3.  REDEMPTION.

    (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, on or at any time after January 1, 2003, this corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series A Preferred Stock (such date of redemption is referred to herein as the "Series A Redemption Date") by paying in cash therefor a sum equal to the Original Series A Issue Price plus the Premium, as adjusted for any stock dividends, combinations or splits with respect to such shares (the "Series A Redemption Price"); provided, however, that this corporation may only redeem shares of Series A Preferred Stock hereunder if the average of the closing prices of the Class A Common Stock as reported by Nasdaq (or such other exchange or market on which the shares are then traded) for the sixty trading days preceeding the date the notice of redemption is given in accordance with subsection (b) is at least 4 times greater than the then applicable Conversion Price (as defined in Section 4(a) below) Any redemption effected pursuant to this subsection (3)(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by them.

    (b) As used herein and in subsection (3)(c) and (d) below, the term "Redemption Date" shall refer to each "Series A Redemption Date" and the term "Redemption Price" shall refer to each "Series A Redemption Price." Subject to the rights of series of Preferred Stock which may from time to time come into existence, at least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection
(3)(c) on or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

    (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of the corporation legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

    (d) On or prior to each Redemption Date, this corporation shall deposit the Redemption Price of all shares of Series A Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from the corporation that such holder has surrendered his, her or its share certificate to the corporation pursuant to subsection (3)(b) above. As of the date of such deposit (even if prior to the Redemption Date), the deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in Section 4 hereof. Such instructions shall also provide that any moneys deposited by the corporation pursuant to this subsection (3)(d) for the redemption of shares thereafter converted into shares of the corporation's Common Stock pursuant to Section 4 hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by this corporation pursuant to this subsection
(3)(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to this corporation upon its request expressed in a resolution of its Board of Directors.

    4. CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

    (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth day prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to the Series A Preferred Stock, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the Original Series A Issue Price by the conversion price ("Conversion Price") applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be $1.675; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

    (b) AUTOMATIC CONVERSION. Each share of Series A Preferred Stock shall automatically be converted into shares of Class A Common Stock at the Conversion Price at the time in effect for such Series A

Preferred Stock immediately upon the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock.

    (c) MECHANICS OF CONVERSION. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Class A Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Class A Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

    (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

        (i) In the event the corporation should at any time or from time to time after the date upon which any shares of Series A Preferred Stock were first issued (the "Purchase Date" with respect to such series) fix a record date for the effectuation of a split or subdivision of the outstanding shares of Class A Common Stock or the determination of holders of Class A Common Stock entitled to receive a dividend or other distribution payable in additional shares of Class A Common Stock without payment of any consideration by such holder for the additional shares of Class A Common Stock, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Class A Common Stock outstanding. In the event the corporation shall declare or pay, without consideration, any dividend on the Class A Common Stock payable in any right to acquire Class A Common Stock for no consideration, then the corporation shall be deemed to have made a dividend payable in Class A Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Class A Common Stock.

        (ii) If the number of shares of Class A Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

       (iii) All adjustments to the Conversion Price will be calculated to the nearest cent of a dollar. No adjustment in the Conversion Price will be required unless such adjustment would require an increase or decrease of at least one cent per dollar; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 4(d)(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments to the Conversion Price shall be made successively.

    (e) OTHER DISTRIBUTIONS. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d), then, in each such case for the purpose of this subsection 4(e), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class A Common Stock of the corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Class A Common Stock of the corporation entitled to receive such distribution.

    (f) RECAPITALIZATIONS AND REORGANIZATIONS. If the Class A Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into or exchanged for a different class or classes of capital stock, or other securities or property whether by reorganization, recapitalization or otherwise (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property, to which a holder of Class A Common Stock deliverable upon conversion would have been entitled on such recapitalization or reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization or reorganization to the end that the provisions of this
Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

    (g) NO IMPAIRMENT. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

    (h)  NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

        (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Class A Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Class A Common Stock and the number of shares of Class A Common Stock issuable upon such aggregate conversion.

        (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

    (i) NOTICES OF RECORD DATE. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right (except the right to vote), this corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

    (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

    (k) NOTICES. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

    5. VOTING RIGHTS. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Class A Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and, except with respect to the election of directors as provided in Section 6 hereof, shall be entitled to vote, together with holders of Class A Common Stock, with respect to any question upon which holders of Class A Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

    6. BOARD OF DIRECTORS. So long as at least 40% of the authorized shares of Series A Preferred Stock are outstanding, the holders of Series A Preferred Stock, voting as a class, shall be entitled to elect five directors and the holders of Common Stock, voting as a class, shall be entitled to elect two directors. So long as at least 40% of the authorized shares of Series A Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, change the authorized number of directors of the corporation.

    7. STATUS OF CONVERTED OR REDEEMED STOCK. In the event any shares of Series A Preferred Stock shall be redeemed or converted pursuant to Section 3 or
Section 4 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by the corporation. The Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

    8. REPURCHASE OF SHARES. In connection with repurchases by this corporation of its Common Stock pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.

    IN WITNESS WHEREOF, this Certificate is signed by                         ,
President, and                         , Secretary, as of this   day of
           , 1999.

                                          --------------------------------------

                                                                     , President

                                          --------------------------------------

                                                                     , Secretary

    We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

                                          --------------------------------------

                                                                     , President

                                          --------------------------------------

                                                                     , Secretary

                                                                      APPENDIX E

                            SHARE EXCHANGE AGREEMENT

    This SHARE EXCHANGE AGREEMENT (this "Agreement") is entered into as of March 29, 1999 by and between AMERIGON INCORPORATED, a California corporation, whose address is 5462 Irwindale Avenue, Irwindale, California 91706 (hereafter referred to as "Company") and Lon E. Bell, an officer of Company, whose address is 1819 North Grand Oaks, Altadena, California 91001 (hereafter referred to as "Bell").

                                    RECITALS

    WHEREAS, Company has caused AEVT Incorporated ("Subsidiary"), a California corporation, to be created, with the Company as the sole initial shareholder of Subsidiary;

    WHEREAS, as partial consideration for the issuance of Subsidiary's shares to Company, Company has contributed substantially all of its assets relating to the manufacture and sale of electric vehicles to Subsidiary;

    WHEREAS, subsequent to the incorporation of Subsidiary, Company transferred to Bell 150 shares of common stock of Subsidiary, representing 15% of Subsidiary's outstanding common stock, and Company now holds 85% of Subsidiary's outstanding common stock; and

    WHEREAS, Company desires to redeem and cancel all shares of Company's Class B Common Stock held or controlled by Bell or his affiliates or related persons (the "Class B Shares"); and

    WHEREAS, subject to obtaining approval of holders of a majority of the disinterested shares of Company, Company is willing to exchange all of the shares of Subsidiary's outstanding common stock owned by Company for the Class B Shares.

    NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT

                                   ARTICLE I
                                 SHARE TRANSFER

SECTION 1.1 SHARE TRANSFER.

    (a) Company hereby agrees, upon satisfaction of the Closing Conditions (as defined herein), to transfer to Bell 850 shares of common stock of Subsidiary (the "Subsidiary Shares"), representing all of the shares of common stock of Subsidiary owned by Company, and Bell hereby agrees, upon the satisfaction of the Closing Conditions, to simultaneously deliver all outstanding Class B Shares to Company for cancellation (such transaction is collectively referred to herein as the "Exchange"). The "Closing Conditions" are (i) the approval of the Exchange by a majority of the disinterested shares voting thereon at a duly called meeting of the shareholders of Company, (ii) the closing of the transactions contemplated by the Securities Purchase Agreement, dated as of March 29, 1999, among Company and each of the "Investors" named therein, and
(iii) Company having the legal capacity to effect a repurchase of the Class B Shares in accordance with the California General Corporation Law.

    (b) The Exchange will occur at the offices of Company or its counsel immediately after the condition set forth in Section 1.1(a)(ii) is satisfied, if all Closing Conditions are then satisfied, or at such other place and time as Company and Bell may agree to.

SECTION 1.2 SHARE PURCHASE.

    (a) If the condition set forth in Section 1.1(a)(i) is not met but the other Closing Conditions are met, then:

        (1) Bell will sell all outstanding Class B Shares to Company for a price per share equal to 5% of the average of the closing price of Company's Class A Common Shares at the close of trading on each of the ten immediately preceding days during which Company's Class A Common Shares were traded on the NASDAQ Stock Exchange (such transaction is collectively referred to herein as the "Purchase"); and

        (2) Company will grant to Bell the following rights:

            (i) the right to appoint a majority of the members of Subsidiary's Board of Directors;

            (ii) if Company proposes to transfer all or any part of its Subsidiary Shares (or is required by operation of law or other involuntary transfer to do so), the right to purchase such Subsidiary Shares in accordance with the following provisions:

               (A) Company will deliver a written notice ("Option Notice") to Bell stating (w) Company's bona fide intention to transfer such Subsidiary Shares, (x) the number of Subsidiary Shares to be transferred, (y) the purchase price and terms of payment for which Company proposes to transfer such Subsidiary Shares, and (iv) the name and address of the proposed purchaser, and

                (B) within 30 days after receipt of the Option Notice, Bell will have the right to elect to purchase all or any part of the Subsidiary Shares upon the price and terms of payment designated in the Option Notice (or, if the consideration proposed to be paid is not cash, for cash in an amount equal to the fair market value of the non-cash consideration proposed to be paid) by delivering written notice of his exercise of such right within such 30-day period, and the closing of such purchase will occur within 90 days after receipt of such notice and Company and Bell will execute such documents and instruments and make such deliveries as may be reasonably required to consummate such purchase; and

           (iii) if an Option Notice is provided by Company, the right to participate in the proposed sale of Subsidiary Shares on the same terms and conditions, and for the same consideration per Subsidiary Share, as Company, by giving written notice to Company within 10 days after delivery of the Option Notice; PROVIDED that Bell must, and will then be obligated to, sell the same pro-rata number of his Subsidiary Shares as Company is selling of its Subsidiary Shares.

    (b) The Purchase will occur at the offices of Company or its counsel immediately after the conditions set forth in Sections 1.1(a)(ii), 1.1(a)(iii), and 1.2(a)(1) are satisfied, if at all.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

SECTION 2.1 REPRESENTATIONS AND WARRANTIES OF COMPANY.

    (a) Company hereby represents and warrants that that it has sole and marketable title to the Subsidiary Shares, and that such Subsidiary Shares, when transferred to Bell will be free and clear of all liens, claims and encumbrances.

    (b) The Company has the corporate power and authority to execute this Agreement and to consummate the Exchange and the Purchase in accordance with the terms of this Agreement, and the execution and delivery of this Agreement has been duly authorized by the Board of Directors of Company and is a legally valid and binding obligation of Company.

SECTION 2.2 REPRESENTATIONS AND WARRANTIES OF BELL.

    (a) Bell hereby represents and warrants that that he has sole and marketable title to the Class B Shares, and that such Class B Shares, when transferred to Company, will be free and clear of all liens, claims and encumbrances.

    (b) Bell hereby represents and warrants that he has the right, power and authority to execute this Agreement and to consummate the Exchange and the Purchase, and this Agreement is a legally valid and binding obligation of Bell.

                                  ARTICLE III
                                 MISCELLANEOUS

SECTION 3.1 GOVERNING LAW.

    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, AND OF THE UNITED STATES.

SECTION 3.2 AMENDMENTS.

    No amendment, modification, termination or waiver of any provision of this Agreement, shall be effective unless the same shall be in writing and signed by an authorized officer of Company (other than Bell) and Bell. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 3.3 SEVERABILITY.

    In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 3.4 COUNTERPARTS.

    This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 3.5 INTEGRATION.

    This Agreement, together with any exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

SECTION 3.6 FURTHER ASSURANCES.

    Each party hereto agrees to execute, acknowledge and deliver any and all further instruments, and to do any and all further acts, as may be necessary or appropriate to carry out the intent and purpose of this Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                AMERIGON INCORPORATED

                                By:  /s/ RICHARD A. WEISBART
                                     -----------------------------------------
                                     Name: Richard A. Weisbart
                                     Title: President

                                     /s/ LON E. BELL
                                     -----------------------------------------
                                     LON E. BELL

                             YOUR VOTE IS IMPORTANT
                          PLEASE SIGN, DATE AND RETURN
                                YOUR PROXY CARD
                            IN THE ENVELOPE PROVIDED
                              AS SOON AS POSSIBLE

P R O X Y                     AMERIGON INCORPORATED
                             5462 IRWINDALE AVENUE
                          IRWINDALE, CALIFORNIA 90041

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, revoking all prior proxies, hereby appoints Richard A. Weisbart and James L. Mertes as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of Amerigon Incorporated held of record by the undersigned on April 9, 1999 at the annual meeting of shareholders to be held on May 26, 1999 or any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE DIRECTOR NOMINEES IN PROPOSALS (1) AND FOR PROPOSALS (2) AND (3) AND, WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF, IN THE DISCRETION OF RICHARD A. WEISBART AND JAMES L. MERTES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

/X/Please mark your votes as in this example

PROPOSAL (1):    The election of the nominees for director specified in the Proxy Statement to the Board of Directors:
                 Lon E. Bell, Richard A. Weisbart, Roy A. Anderson, John W. Clark and Michael R. Peevey
                 / / FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS MARKED TO THE CONTRARY BELOW)
                 (INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name in the space below.)

                 -------------------------------------------------------------------------------------------------------

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

PROPOSAL (2):    Approval of the transactions contemplated by the Securities Purchase Agreement, including (A) the issuance of shares of Series A Convertible Preferred Stock and Contingent Warrants and (B) the
                 Investors' Rights Agreement.
                              / / FOR                          / / AGAINST                        / / ABSTAIN

PROPOSAL (3):    Approval of the Exchange of Amerigon's Shares in its Electric Vehicle subsidiary for the shares of
                 Class B Common Stock held by Dr. Lon Bell pursuant to the Share Exchange Agreement.
                              / / FOR                          / / AGAINST                        / /ABSTAIN


                                           NOTE: PLEASE SIGN EXACTLY AS YOUR
                                           NAME APPEARS ON THIS PROXY CARD. IF
                                           SHARES ARE HELD JOINTLY, EACH HOLDER
                                           SHOULD SIGN. EXECUTORS,
                                           ADMINISTRATORS, TRUSTEES, GUARDIANS,
                                           ATTORNEYS AND AGENTS SHOULD GIVE
                                           THEIR FULL TITLES. IF THE STOCKHOLDER
                                           IS A CORPORATION, SIGN IN FULL
                                           CORPORATE NAME BY THE AUTHORIZED
                                           OFFICER.

                                           -------------------------------------
                                           Signature

                                           -------------------------------------
                                           Signature (if jointly held)

                                           Dated:
                                          -------------------------------------,
                                           1999